EXHIBIT 2.1




                                                                [EXECUTION COPY]



                       ASSET PURCHASE AND SALE AGREEMENT

                              dated July 31, 1996

                                 by and among

                              STARTER GALT, INC.,
                                   as Buyer,

                              GALT SAND COMPANY,
                              GALT SHOP COMPANY,
                            GALT SAND CANADA, INC.
                                      and
                               DANAGGERS COMPANY
                                  as Sellers

                                      and

                         THE SHAREHOLDERS NAMED HEREIN


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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
RECITALS...................................................................  1

ARTICLE 1 -- PURCHASE AND SALE OF ASSETS; CLOSING; RELATED AGREEMENTS......  1
      1.1   Closing........................................................  1
      1.2   Sale and Purchase..............................................  1
      1.3   Excluded Assets................................................  2
      1.4   Consideration..................................................  2
      1.5   Payment in Shares..............................................  3
      1.6   Escrow.........................................................  3
      1.8   Recording of Documents.........................................  3
      1.9   Adjustments to Purchase Price..................................  4
      1.10  Contracts......................................................  5
      1.11  Passage of Title at Closing....................................  5

ARTICLE 2-- REPRESENTATIONS AND WARRANTIES REGARDING BUYER.................  6
      2.1   Organization...................................................  6
      2.2   Authorization..................................................  6
      2.3   No Breach......................................................  6
      2.4   Starter Shares; Additional Shares..............................  6
      2.5   Brokers........................................................  7

ARTICLE 3 -- REPRESENTATIONS AND WARRANTIES REGARDING SELLERS AND THE
      BUSINESS.............................................................  7
      3.1   Organization...................................................  7
      3.2   Stock Ownership................................................  7
      3.3   Authorization..................................................  7
      3.4   No Breach......................................................  8
      3.5   Consents.......................................................  8
      3.6   Financial Statements...........................................  8
      3.7   Tax Matters....................................................  9
      3.8   Real Property..................................................  9
      3.9   Owned Personal Property........................................ 10
      3.10  Title to Owned Properties...................................... 11
      3.11  Bank Accounts; Powers of Attorney.............................. 11
      3.12  Employees...................................................... 11
      3.13  Contracts; Leases; Licenses.................................... 11
      3.14  Permits; Licenses.............................................. 12
      3.15  Proprietary Rights............................................. 12
      3.16  Employee Benefit Plans; Labor Matters.......................... 13
      3.17  Business Operations; Changes................................... 15


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      3.18  Compliance with Laws........................................... 16
      3.19  Litigation; Claims; Proceedings................................ 16
      3.20  Environmental Conditions....................................... 16
      3.21  Liabilities.................................................... 19
      3.22  Insurance...................................................... 19
      3.23  Customers and Suppliers........................................ 20
      3.24  Sales; Accounts Receivable..................................... 20
      3.25  Full Disclosure................................................ 20
      3.26  Brokers........................................................ 20
      3.27  Investment..................................................... 21

ARTICLE 4 -- REPRESENTATIONS AND WARRANTIES AND COVENANTS OF SHAREHOLDERS.. 21
      4.1   Investment..................................................... 21
      4.2   Authorization.................................................. 22
      4.3   No Breach...................................................... 22
      4.4   Ownership of Galt Sand......................................... 22

ARTICLE 5 -- PRE-CLOSING COVENANTS......................................... 22
      5.1   General........................................................ 22
      5.2   Conduct of Business Prior to Closing........................... 22
      5.3   Notice of Developments......................................... 23
      5.4   Exclusivity.................................................... 23
      5.5   Access, Information and Documents.............................. 24
      5.6   Transactions in Starter's Common Stock......................... 24

ARTICLE 6 -- CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.................. 24

ARTICLE 7 -- CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS................ 26

ARTICLE 8 -- OTHER CLOSING CONDITIONS...................................... 27

ARTICLE 9 -- POST-CLOSING COVENANTS; OTHER AGREEMENTS...................... 27
      9.1   Transfer Taxes and Other Costs................................. 27
      9.2   Accounts Receivable............................................ 28
      9.3   Bulk Sales Compliance.......................................... 28
      9.4   Corporate Name................................................. 28
      9.5   Confidentiality................................................ 29
      9.6   Remedies for Breach of Restrictive Covenants................... 30
      9.7   Scheduled Licenses; Renewals................................... 30
      9.8   Dissolution of Sellers......................................... 30
      9.9   Consents....................................................... 30
      9.10  Set-Off........................................................ 30
      9.11  Continuity of Business Enterprise.............................. 30
      9.12  Final Tax Return............................................... 31


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ARTICLE 10 -- SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION................. 31
      10.1  Survival of Representations of Buyer........................... 31
      10.2  Survival of Representations of Sellers and Shareholders........ 31
      10.3  Indemnification by Buyer....................................... 31
      10.4  Indemnification by Sellers and Shareholders.................... 32
      10.5  Indemnification Procedure...................................... 32
      10.6  Limitation on Indemnity........................................ 33

ARTICLE 11 -- TERMINATION.................................................. 34
      11.1  Termination by Buyer........................................... 34
      11.2  Termination by Sellers......................................... 34
      11.3  Effect of Termination.......................................... 34

ARTICLE 12 -- PUBLICITY.................................................... 35

ARTICLE 13 -- NOTICES...................................................... 35

ARTICLE 14 -- BROKERAGE FEES; CERTAIN EXPENSES............................. 36
      14.1  Brokerage Fee.................................................. 36
      14.2  Certain Expenses............................................... 37

ARTICLE 15 -- GOVERNING LAW; FORUM......................................... 37

ARTICLE 16 -- BINDING EFFECT; ASSIGNMENT; THIRD PARTY BENEFICIARIES........ 37

ARTICLE 17 -- ENTIRE AGREEMENT............................................. 37

ARTICLE 18 -- FURTHER ASSURANCES........................................... 37

ARTICLE 19 -- AMENDMENTS................................................... 38

ARTICLE 20 -- WAIVERS...................................................... 38

ARTICLE 21 -- HEADINGS..................................................... 38

ARTICLE 22 -- SEVERABILITY................................................. 38

ARTICLE 23 -- RIGHTS AND REMEDIES.......................................... 39

ARTICLE 24 -- CERTAIN DEFINITIONS.......................................... 39

ARTICLE 25 -- COUNTERPARTS................................................. 39

ARTICLE 26 -- ATTORNEY-IN-FACT............................................. 39


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EXHIBITS:

Exhibit A   --  Form of Bill of Sale
Exhibit B   --  Form of Assignment and Assumption Agreement
Exhibit C   --  Form of Secretary's Certificate (Sellers)
Exhibit D   --  Form of Officer's Certificate (Sellers)
Exhibit E   --  Form of Sellers' Counsel Opinion
Exhibit F   --  Form of Lock Up Agreement
Exhibit G   --  Form of Certificate of Shareholders
Exhibit H   --  Form of Officer's Certificate (Buyer)
Exhibit I   --  Form of Buyer's Counsel Opinion
Exhibit J   --  Form of Secretary's Certificate (Buyer)

SCHEDULES:

Schedule 1        --  Shareholders
Schedule 1.2      --  Permitted Liens
Schedule 1.2(a)   --  Real Property
Schedule 1.2(b)   --  Proprietary Rights
Schedule 1.2(e)   --  Personal Property
Schedule 1.2(f)   --  Contracts
Schedule 1.2(g)   --  Governmental Licenses, Permits and Authorizations
Schedule 1.2(h)   --  Pending Contract Bids and Quotations
Schedule 1.2(j)   --  Telephone Numbers, Website and/or Internet Address and
                      Accounts
Schedule 1.3      --  Excluded Assets
Schedule 1.5      --  Registration of Starter Shares
Schedule 1.7(a)   --  Projected Closing Date Balance Sheet
Schedule 1.7(b)   --  Retained Liabilities
Schedule 1.9      --  Projected Year End Stockholders Equity
Schedule 3.2      --  Stock Ownership of Galt Sand; Equity Investment of Sellers
Schedule 3.5      --  Third Party Consents
Schedule 3.6(a)   --  Audited Financial Statements
Schedule 3.6(d)   --  Uncollectible Accounts Receivable
Schedule 3.7      --  Certain Tax Matters
Schedule 3.8(b)   --  Real Property -- Claims, Litigation and Proceedings since
                      January 1, 1996; Final Orders, Judgments and Stipulations; Pending and Threatened Claims, Litigations and Proceedings
Schedule 3.9      --  Personal Property Not Reflected in Financial Statements
Schedule 3.11     --  Bank Accounts; Powers of Attorney
Schedule 3.12     --  New Hires and Wage Increases On or After May 1, 1996
Schedule 3.13(b)  --  Certain Contract Matters
Schedule 3.14     --  Certain Governmental Licenses, Permits and Authorizations
                      Matters
Schedule 3.15     --  Certain Proprietary Rights Matters


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Schedule 3.16(a)  --  Labor Agreements and Other Matters
Schedule 3.16(b)  --  Employee Benefit Plans
Schedule 3.16(e)  --  Taxes or Penalties Relating to Employee Benefit Plans
Schedule 3.16(h)  --  Terminations or "Reportable Events" relating to Employee
                      Benefit Plans
Schedule 3.17     --  Changes in Business Operations since December 31, 1995
Schedule 3.18     --  Defaults Under or Violations of Law
Schedule 3.19     --  Litigation; Claims; Proceedings
Schedule 3.20     --  Certain Environmental Matters
Schedule 3.21     --  Liabilities Incurred After December 31, 1995
Schedule 3.22     --  Insurance
Schedule 3.23     --  Certain Matters Regarding Customers and Suppliers
Schedule 3.24(a)  --  Certain Sales Matters
Schedule 6(n)     --  Material Third Party Consents
Schedule 9.7      --  License Renewals


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     ASSET PURCHASE AND SALE AGREEMENT dated July 31, 1996 by and among Starter
Galt, Inc., a Delaware corporation ("Buyer"), Galt Sand Company, an Iowa corporation ("Galt Sand"), Galt Shop Company, an Iowa corporation ("Galt Shop"), Galt Sand Canada, Inc. ("Galt Canada"), Danaggers Company, an Iowa corporation ("Danaggers", and together with Galt Sand, Galt Shop and Galt Canada, "Sellers," and each, individually, a "Seller"), and the shareholders listed on Schedule 1 attached hereto (collectively, "Shareholders," and each, individually, a "Shareholder").

                              W I T N E S S E T H:

     WHEREAS, Sellers conduct a wholesale apparel business and are engaged in the operation of certain factory outlet stores (the "Business"); and

     WHEREAS, Galt Shop, Galt Canada and Danaggers are wholly-owned subsidiaries of Galt Sand; and

     WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, substantially all the assets of Sellers on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, Sellers and Shareholders (collectively, the "Parties" and, sometimes individually, a "Party"), intending to be legally bound, hereby agree as follows:

ARTICLE 1 -- PURCHASE AND SALE OF ASSETS; CLOSING; RELATED AGREEMENTS

     1.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Sellers as soon as practicable after fulfillment of all conditions to Closing set forth herein, including without limitation, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") (the "Closing Date").

     1.2 Sale and Purchase. Subject to the terms and conditions set forth herein, and except for the Excluded Assets (as defined herein), at the Closing, Sellers shall sell, assign and deliver to Buyer, and Buyer shall purchase and accept from Sellers, free and clear of all liens, claims and encumbrances, except those liens, claims and encumbrances listed and described on Schedule 1.2 attached hereto (the "Permitted Liens"), all of Sellers' right, title and interest in and to substantially all the assets, properties, rights and business of Sellers as they shall exist on the date hereof of every kind and nature owned or held by Sellers or in which Sellers have an interest on the Closing Date, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement, including, but not limited to the following assets and rights (collectively, the "Purchased Assets"):

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          (a) all real property which is owned by or leased to Sellers and listed on Schedule 1.2(a) attached hereto, including all buildings, improvements and structures located thereon and all appurtenances belonging thereto;

          (b) all trademarks, trade names, service marks, logos, styles, names, copyrights, designs and illustrations owned, used or held for use by Sellers, all derivations thereof, if any, and all registrations and registration applications related thereto, a complete list of which is set forth on Schedule 1.2(b) attached hereto, together with any associated good will and any additions thereto between the date hereof and the Closing Date (collectively, the "Proprietary Rights");

          (c) all accounts receivable, notes receivable, retainage receivables, income tax refunds, if any, and other rights to payment of Sellers;

          (d) all inventories of Sellers of any kind;

          (e) all items of personal property including the transportation vehicles listed on Schedule 1.2(e) attached hereto;

          (f) all of the right, title and interest of Sellers in, to and under all pending and executory contracts, agreements, commitments and understandings, all of which are listed in Schedule 1.2(f) attached hereto (collectively, the "Contracts");

          (g) to the extent assignable, all governmental licenses, permits and authorizations, if any, related to the Business, a complete list of which is set forth on Schedule 1.2(g) attached hereto;

          (h) all pending contract bids and quotations of Sellers made in the ordinary course of Sellers' business, a complete list of which is included in
Schedule 1.2(h) attached hereto;

          (i) all of Sellers' cash and short-term investments; and

          (j) Sellers' telephone numbers, website and/or Internet addresses and accounts, all of which are listed on Schedule 1.2(j) attached hereto.

     1.3 Excluded Assets. The Purchased Assets shall not include the assets, rights and contracts listed on Schedule 1.3 attached hereto (collectively, the "Excluded Assets").

     1.4 Consideration. In consideration for the sale, assignment and delivery of the Purchased Assets under this Agreement, Buyer shall pay to Sellers a purchase price, subject to adjustment as provided in Article 1.9 hereof, equal to $8,000,000 which shall be payable as set forth in Article 1.5 (the "Purchase Price"), and Buyer shall assume the Assumed Liabilities (as defined herein).


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     1.5 Payment in Shares. Buyer shall pay Sellers the Purchase Price by causing to be issued and delivered to the Sellers at the Closing, free and clear of all liens, claims and encumbrances, 1,066,666.67 shares (subject to adjustment as provided in Article 1.9 hereof) of the common stock, $.01 par value per share ("Common Stock"), of Starter Corporation (the parent corporation of the Buyer) ("Starter"), which shares had a market value of $8,000,000 as determined based upon the closing price per share of Starter's Common Stock as quoted on The New York Stock Exchange, Inc. on July 25, 1996 of $7.50 per share (the "Market Price") (such shares, the "Starter Shares"). The Starter Shares shall be registered in the names and in the denominations as instructed by Sellers as set forth on Schedule 1.5 attached hereto.

     1.6 Escrow. There shall be placed in escrow with Bank of Boston (the "Escrow Agent"), 20% of the Starter Shares to be issued to Sellers at the Closing as part of the consideration for the Purchased Assets (the "Escrow Shares"). The Escrow Shares shall be delivered by Sellers to the Escrow Agent at the Closing and shall be held and delivered by the Escrow Agent in accordance with the terms and provisions of the Escrow Agreement in form and substance mutually acceptable to Buyer and Sellers (the "Escrow Agreement") which Escrow Agreement Buyer, Sellers and the Escrow Agent shall execute and deliver at the Closing. The Escrow Shares shall be subject to Buyer's right of set-off pursuant to Article 9.10.

     1.7 Assignment of Certain Contractual Rights; Assumption of Certain Liabilities.

          (a) Unless included as Retained Liabilities (as defined herein), Buyer hereby assumes and agrees to perform and discharge the following liabilities and obligations of Sellers (collectively, the "Assumed Liabilities"):

               (i) Sellers' liabilities which are included on Sellers' unaudited projected consolidated balance sheet dated as of July 31, 1996, previously delivered to Buyer, a copy of which is attached hereto as
          Schedule 1.7(a) (the "Projected Closing Date Balance Sheet") and such other liabilities which shall arise in the ordinary course of business from August 1, 1996 through the Closing Date; and

               (ii) all liabilities and obligations under the Contracts listed on Schedule 1.2(f).

          (b) Buyer shall not assume any other liabilities or obligations of Sellers, whether known, unknown, contingent, disclosed or undisclosed, including but not limited to those set forth in Schedule 1.7(b) attached hereto (collectively, the "Retained Liabilities").

     1.8 Recording of Documents. Buyer shall be responsible for the filing or recording of such assignments, instruments or documents delivered by Sellers hereunder as


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may be necessary to perfect Buyer's right, title or interest in or to any of the
Purchased Assets.

     1.9 Adjustments to Purchase Price. (a) The Purchase Price payable hereunder shall be subject to adjustment in accordance with this Article 1.9 and Articles 9.1(a) and 9.12.

          (b) Sellers have delivered to Buyer the Projected Closing Date Balance Sheet which sets forth the projected consolidated stockholders equity of Sellers as of such date (the "Projected Stockholders Equity"). Promptly following the Closing, Sellers shall conduct a final audit of Sellers' consolidated balance sheet as of July 31, 1996 (the "Audited Closing Date Balance Sheet"). Within 60 days after the Closing, Sellers shall deliver to Buyer a copy of the Audited Closing Date Balance Sheet (together with the auditors work papers with respect to such audit) and a written statement which shall set forth (i) the audited consolidated stockholders equity of Sellers as of July 31, 1996 (the "Audited Stockholders Equity") and (ii) the difference between the Projected Stockholders Equity and the Audited Stockholders Equity. In the event the Audited Stockholders Equity exceeds the Projected Stockholders Equity, there shall be no adjustment to the Purchase Price. In the event the Audited Stockholders Equity is less than the Projected Stockholders Equity (the "Difference") and such Difference is greater than 5% of the Projected Stockholders Equity (the "Threshold"), the Purchase Price shall be reduced by an amount equal to the total amount of such difference (the "Adjustment Amount"); provided, however, any difference between the Projected Stockholders Equity and the Audited Stockholders Equity related to the establishment of a valuation allowance on deferred tax assets shall be added back to Audited Stockholders Equity in determining the Adjustment Amount. Such adjustment to the Purchase Price shall be made by cancellation of that number of Starter Shares held pursuant to the Escrow Agreement as shall have a value (based upon the Market Price), equal to the Adjustment Amount.

     Sellers shall have the right to dispute in good faith the Adjustment Amount so long as Sellers give written notice to such effect to Buyer within 20 days after delivery of such statement to Buyer. If Sellers do not give such a notice within such time period, the Adjustment Amount shall be final and binding. Upon receipt of such a notice, Buyer and Sellers shall submit such dispute to Price Waterhouse which shall review the Audited Closing Date Balance Sheet and resolve such dispute, and make a final determination of the Sellers' consolidated stockholders equity as of the Closing and any required adjustments to the Purchase Price in accordance with this Article 1.9, which shall be final and binding upon the Parties. The cost of such review shall be borne equally by Sellers and Buyers.

     The cost of the audit pursuant to this Article 1.9(b) and the cost of the review of Price Waterhouse pursuant to this Article 1.9(b) shall be borne by Buyer but only if and to the extent that the cost of the audit and one-half of the cost of the review of Price Waterhouse, when taken together with the Difference, the Excess Motor Vehicle Tax (as defined in Article 9.1(a)) and the Excess Tax Return Cost (as defined in Article 9.12), does not exceed the Threshold. If such cost, when taken together with the Difference, the Excess Motor Vehicle Tax and the Excess Tax Return Cost, exceeds the Threshold, the excess (the


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"Excess Audit Amount") shall be paid by the Seller by reducing the Purchase
Price by cancellation of that number of Starter Shares held pursuant to the Escrow Agreement as shall have a value (based upon the Market Price) equal to the Excess Audit Amount.

          (c) Sellers have delivered to Buyer certain projections for the fiscal year ending December 31, 1996, a copy of which is set forth in Schedule 1.9 attached hereto which sets forth the projected consolidated stockholders equity of Sellers as of December 31, 1996 ("Projected Year End Stockholders Equity"). Promptly after the end of the fiscal year ending December 31, 1996, Von Elbert or his designated agent or successor ("Elbert") shall deliver to the chief financial officer of Starter ("Starter CFO"), the financial statements of Buyer for the year ending December 31, 1996 which shall be prepared in accordance with generally accepted accounting principles ("GAAP") (except that such financial statements shall be prepared based upon the assumption that the Purchased Assets were transferred to Buyer on July 31, 1996) and shall set forth the stockholders equity of Buyer for that period ("Year End Financial Statements"). Starter CFO shall review the Year End Financial Statements and shall make any adjustments thereto as are deemed necessary or advisable and which shall be made in accordance with GAAP. Such adjustments shall be presented by Starter CFO to Elbert. To the extent Elbert disagrees with such adjustments and Starter CFO and Elbert are unable to resolve such disagreements within five (5) days of receipt by Elbert of such adjustments, such adjustments will be presented to Ernst & Young LLP for resolution whose determination with respect thereto shall be final and binding on the Parties.

     If the stockholders equity as stated on the Year End Financial Statements (as may be adjusted as hereinbefore provided) equals or exceeds the Projected Year End Stockholders Equity, the Purchase Price shall be increased by an amount equal to $500,000 which shall be paid to Sellers by causing to be issued and delivered to Sellers, as soon as practicable thereafter, free and clear of all liens, claims or encumbrances, that number of shares of Starter's Common Stock as shall have a value of $500,000 (as determined based upon the Market Price) (the "Additional Starter Shares").

     1.10 Contracts. This Agreement shall not constitute an agreement to assign or sublicense, as the case may be, any contracts, leases, licenses, agreements, bids, quotations or arrangements (for purposes of this Article 1.10, collectively referred to as the "contracts"), if such attempted assignment or sublicense, without the consent of the other party thereto, is not permitted as a matter of law or in accordance with the terms of the contracts or would constitute a breach of the contracts or would in any way impair the rights of Sellers or Buyer thereunder. Sellers will use their best efforts to obtain, and will assist Buyer in obtaining, such consents as may be necessary or appropriate to vest in Buyer all of Sellers' right, title and interest in all such contracts in accordance with this Agreement. If such consent is not obtained or if an assignment, attempted assignment or sublicense is not so permitted or would be ineffective or would impair Buyer's rights thereunder, Sellers will, at no material cost to Sellers, cooperate with Buyer in any arrangement reasonably satisfactory to Buyer designed to provide for Buyer the benefits under any such contracts.

     1.11 Passage of Title at Closing. Upon delivery of the instruments of sale, conveyance, assignment, transfer and delivery, title to the Purchased Assets shall pass to


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Buyer at the Closing. At the Closing, Sellers will put Buyer in full, complete and quiet possession and enjoyment of all of the Purchased Assets and from and after the Closing the ownership and operation of the Purchased Assets and the Business of Sellers to be sold to Buyer pursuant to this Agreement shall be for the account and risk of Buyer. Buyer shall be under no liability for any debt, liability or obligation of Sellers incurred after the Closing or arising out of any transaction by Sellers or any event occurring with respect to Sellers after the Closing.

ARTICLE 2 -- REPRESENTATIONS AND WARRANTIES REGARDING BUYER

     Buyer hereby represents and warrants to Sellers as follows:

     2.1 Organization. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware. Buyer has all corporate power and authority necessary to (i) execute, deliver and perform its obligations under this Agreement and the other agreements contemplated hereby to which Buyer will be a party (the "Related Buyer Agreements") and (ii) consummate the transactions contemplated hereby and thereby.

     2.2 Authorization. The execution and delivery by Buyer of this Agreement and the Related Buyer Agreements, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of Buyer. This Agreement and the Related Buyer Agreements constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     2.3 No Breach. The execution and delivery by Buyer of this Agreement and the Related Buyer Agreements, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby will not (a) conflict with, result in any violation of or constitute a default under the Certificate of Incorporation of Buyer or the By-Laws of Buyer, in each case as amended to date, or (b) constitute a default under, result in a violation or breach of, result in the cancellation or termination of, accelerate the performance required under or result in the creation of any lien, claim or encumbrance upon any of the material properties of Buyer pursuant to any material mortgage, guaranty, deed of trust, note, indenture, bond, lease, agreement or other instrument to which Buyer is a party or by which any of such properties is bound.

     2.4 Starter Shares; Additional Shares. (a) Upon consummation of the Closing, the Starter Shares shall have been duly authorized and validly issued, shall be outstanding, fully paid and non-assessable and title thereto shall pass to Sellers free and clear of all preemptive rights, liens, claims and encumbrances, except as otherwise created by this Agreement or the Escrow Agreement.


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          (b) The Additional Starter Shares, if required to be issued pursuant to Article 1.9, upon such issuance and delivery, shall be duly authorized and validly issued, shall be outstanding, fully paid and non-assessable and title thereto shall pass to Sellers free and clear of all preemptive rights, liens, claims and encumbrances, except as otherwise created by this Agreement.

     2.5 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer directly with Sellers and the Shareholders and without the intervention of any other person and in such manner as not to give rise to any valid claim against any of the Parties for any finder's fee, brokerage commission or like payment.

ARTICLE 3 -- REPRESENTATIONS AND WARRANTIES REGARDING SELLERS AND THE BUSINESS

     Each Seller, jointly and severally, hereby represents and warrants to Buyer as follows:

     3.1 Organization. Each of Galt Sand, Galt Company and Danaggers is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. Galt Canada is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada. Each Seller has all corporate power and authority necessary to (i) execute, deliver and perform its obligations under this Agreement and the other agreements contemplated hereby to which either Seller will be a party (the "Related Seller Agreements); (ii) consummate the transactions contemplated hereby and thereby; (iii) own, lease or use the Purchased Assets and properties owned, leased or used by it; and (iv) conduct the Business as presently conducted by it. As of the date hereof, except as set forth on Schedule 3.1 attached hereto, each Seller is duly qualified or licensed and in good standing as a foreign corporation authorized to do business under the laws of all jurisdictions in which the ownership of its assets or the conduct of its Business require it to be so qualified or licensed. As of the Closing Date, each Seller shall be duly qualified or licensed and in good standing as a foreign corporation authorized to do business under the laws of all jurisdictions in which the ownership of its assets or the conduct of its Business require it to be so qualified or licensed.

     3.2 Stock Ownership; Subsidiaries. The Shareholders own all of the issued and outstanding shares of capital stock of Galt Sand as set forth on Schedule
3.2. Galt Sand owns all of the issued and outstanding shares of capital stock of Galt Shop, Galt Canada and Danaggers. Galt Sand has no subsidiaries other than Galt Shop, Galt Canada and Danaggers. Galt Shop, Galt Canada and Danaggers have no subsidiaries. There exists no contract, agreement or arrangement for the issue or sale of any additional shares of stock of Sellers and no option is outstanding for the purchase of any stock of Sellers, except as set forth on
Schedule 3.2 attached hereto. Schedule 3.2 attached hereto sets forth details of every equity or similar investment of Sellers, direct or indirect, in any corporation, partnership, association, joint venture or other entity. Except as described in Schedule 3.2, no such investment is subject to any restriction (contractual, statutory or otherwise) which would impair Sellers' ability to dispose of any such investment at any time, and all of such investments are owned free and clear of any lien, claim, charge, pledge, security interest, option or other legal or equitable encumbrance.

     3.3 Authorization. The execution and delivery by Sellers of this Agreement and the Related Seller Agreements, the performance by Sellers of their respective obligations hereunder and thereunder and the consummation by Sellers of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Sellers. This Agreement and the Related Seller Agreements constitute the legal, valid and binding obligations of Sellers, enforceable against them in accordance with their respective terms, except insofar as enforceability may be limited by bankruptcy, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     3.4 No Breach. The execution and delivery by Sellers of this Agreement and the Related Seller Agreements, the performance by Sellers of their respective obligations hereunder and thereunder and the consummation by Sellers of the transactions contemplated hereby and thereby will not (a) conflict with, result in any violation of or constitute a default under their respective Certificate of Incorporation or the By-Laws, in each case as amended to date, (b) except as set forth on Schedule 3.5 attached hereto (to the extent the consents disclosed thereon have not been obtained on or before the Closing Date), constitute a default under, result in a violation or breach of, result in the cancellation or termination of, accelerate the performance required under or result in the creation of any lien, claim or encumbrance upon any of the properties of Sellers, pursuant to any Contract, mortgage, guaranty, deed of trust, note, indenture, bond, lease, agreement or other instrument to which Sellers are a party or by which any of their respective properties are bound or (c) result in a violation of or conflict with any law, ordinance, rule, regulation, order, writ, judgment, award, edict or decree applicable to Sellers, any of such properties or the Business.

     3.5 Consents. Except as set forth in Schedule 3.5 attached hereto, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by Sellers, (a) in order for this Agreement or the Related Seller Agreements to constitute legal, valid and binding obligations of Sellers or to authorize or permit the consummation by Sellers of the transactions contemplated hereby and thereby or (b) under or pursuant to any governmental or quasi-governmental permits, licenses, consents, authorizations or approvals held by or issued to Sellers (including, without limitation, environmental, health, safety and operating permits and licenses) by reason of this Agreement or the consummation of the transactions contemplated hereby.

     3.6 Financial Statements.

          (a) Schedule 3.6(a) attached hereto sets forth a complete and accurate copy of the audited consolidated financial statements of Sellers for the fiscal years ended December 31, 1994 and 1995, including the report of Deloitte & Touche LLP, Sellers' certified public accountants, thereon and the notes thereto (collectively, the "Audited Financial Statements"). The Audited Financial Statements present fairly the consolidated financial position and stockholders equity of Sellers at such dates and the consolidated results of operations and cash flows of Sellers for the fiscal years then ended in accordance with GAAP.

          (b) Schedule 1.7(a) attached hereto sets forth a complete and accurate copy of the Projected Closing Date Balance Sheet for the seven-month period ended July 31, 1996 (together with the Audited Financial Statements, the "Financial Statements"). The Projected Closing Date Balance Sheet was prepared in accordance with GAAP consistently applied with those in the Audited Financial Statements and present fairly the projected consolidated financial position and stockholders equity of Sellers as of July 31, 1996 and the projected consolidated results of operations of Sellers for that period.

          (c) All books and records of Sellers are accurate and complete, have been maintained in the normal course of business and accurately reflect the business, transactions and operations of Sellers.

          (d) Except as set forth in Schedule 3.6(d) attached hereto, no uncollectible accounts receivable are reflected in such Financial Statements without adequate reserve for uncollectible amounts. Inventories reflected on such Financial Statements represent only good and marketable items priced at the lower of cost or market values with adequate provision for obsolescence, shrinkage, excess quantities, defective materials and deterioration. The Financial Statements set forth all material liabilities that should properly be reflected or reserved for in a financial statement prepared in accordance with GAAP.

     3.7 Tax Matters. All foreign, federal, state and local income, sales, use, property, franchise, privilege, employment (including, without limitation, social security) and other tax returns, reports, estimates and information statements for Sellers have been timely filed for all years and periods for which such returns, reports, estimates and information statements were due (taking into account all filing date extensions), all such returns, reports, estimates and information statements are true, complete and correct and all taxes shown thereon to be due and payable have been paid. Except as set forth on
Schedule 3.7 attached hereto, there are no tax obligations of Sellers which constitute, or may in the future constitute, a lien on the Purchased Assets, and, if any such lien exists or arises, it will be promptly discharged by Sellers.

     3.8 Real Property; Leased Property. (a) Sellers do not own any real property.

          (b) Schedule 1.2(a) accurately sets forth: (i) a description all of the real property which is leased to Sellers (the "Leased Property"); (ii) all of the leases and subleases pertaining to Leased Property; (iii) all of the easements, rights of way, covenants, restrictions and other rights and interests which pertain to Leased Property and any leasehold improvement located on a Leased Property ("Leasehold Improvement"); and (iv) all suits, actions, proceedings, investigations and written claims since January 1, 1996 and all final orders, judgments and stipulations of any court of competent jurisdiction presently outstanding which pertain to the Leased Property or Leasehold Improvement.

          (c) Except as set forth in Schedule 3.8(b) attached hereto, with respect to the leases for the Leased Property: (i) each lease has been validly executed and delivered by the parties thereto and is in full force and effect;
(ii) neither the Sellers nor any other party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease; (iii) the lease will continue to be binding in accordance with its terms following the Closing; (iv) no party to the lease has repudiated any provision thereof; (v) there are no disputes, oral agreements or delayed payment programs in effect as to the lease; and (vi) all facilities leased thereunder have been approved by all necessary governmental authorities, have been maintained in accordance with normal industry practice and are in good condition and repair and suitable for the purposes for which they are being used.

          (d) To the knowledge of Sellers, there are no (i) pending or threatened condemnation or eminent domain proceedings relating to the Leased Property; (ii) pending or threatened litigation or administrative actions relating to the Leased Property; or (ii) other matters affecting materially and adversely the current use or occupancy thereof.

          (e) The Leased Property complies, in all material respects, with applicable laws, rules, regulations and ordinances to which the Leased Property or its use is subject.

          (f) All facilities used by Sellers and located on the Leased Property and all Leasehold Improvements have received all material approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

          (g) Except as set forth in Schedule 1.2(a) attached hereto, there are no subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Leased Property.

          (h) Sellers enjoy peaceful and undisturbed possession of the Leased Property.

          (i) Except Sellers, there are no parties in possession of the Leased Property.

          (j) All facilities located on the Leased Property are supplied with utilities and other services necessary for Sellers' operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate.

          (k) Each building or fixture used by Sellers and located on a Leased Property is in good operating condition and repair (and with regard to each building, is structurally sound, and with regard to mechanical systems, are in good repair), subject to normal wear and tear, in compliance with zoning, building and fire codes.

     3.9 Owned Personal Property. Except as set forth in Schedule 3.9 attached hereto and except for properties sold, transferred or otherwise disposed of by Sellers in the ordinary course of business since December 31, 1995, all of Sellers' tangible personal property (including, without limitation, plants, leasehold improvements, furnishings, furniture, office equipment, vehicles, inventories, tools, machinery, equipment, structures and movable fixtures) is reflected in the Financial Statements. All items of Sellers' tangible personal property are in good operating condition, reasonable wear and tear excepted, and such tangible personal property, taken as a whole, is suitable for the conduct of the Business.

     3.10 Title to Owned Properties. Except for Permitted Liens, Sellers have good and marketable title to or leasehold interests in all of the Purchased Assets, free and clear of all pledges, security interests, liens, claims and encumbrances other than:

               (i) liens, claims and encumbrances reflected in the Financial Statements which do not impair the current use, occupancy or value thereof, or the marketability of title;

               (ii) liens for taxes, charges and assessments imposed by any taxing authority which are not yet due and payable; and

               (iii) mechanics', suppliers', installment sales and similar liens for services rendered or materials furnished, the charges for which are not yet due and payable.

     3.11 Bank Accounts; Powers of Attorney. Schedule 3.11 attached hereto lists
(i) the names of all banks in which Sellers have accounts and safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto; and (ii) the names of all persons, if any, holding powers of attorney from Sellers and a summary statement of the terms thereof.

     3.12 Employees. Schedule 3.12 attached hereto (i) lists the names of all employees of Sellers hired on or after May 1, 1996 and which employees are employed by Sellers as of a date that is two business days prior to the date hereof (the "Employment Date") and the rate at which compensation is being paid to each such person as of the Employment Date; and (ii) describes any increase in the rates of compensation or bonuses paid to those employees who were employed by Sellers on May 1, 1996, and which employees are employed by Sellers on the Employment Date.

     3.13 Contracts; Leases; Licenses. (a) Schedule 1.2(f) constitutes a full and complete list, as of the date hereof, of all written contracts, agreements and commitments to which Sellers are a party or to which their respective assets are bound. Sellers have delivered or made available to Buyer true and complete copies of all such contracts, agreements and commitments.

          (b) Except as set forth in Schedule 3.13(b), all of the contracts, agreements and commitments set forth in Schedule 1.2(f) are legal, valid, and binding upon the parties thereto in accordance with their terms and are in full force and effect; (ii) Sellers are not in breach or default, and have not received notice of any default or any event which, with the passage of time, the giving of further notice or both, would constitute a breach or default by Sellers under any such contract, agreement or commitment; (iii) none of the other parties to any such contract, agreement or commitment is in breach or default thereunder; (iv) there does not exist any condition nor has there occurred any event which, with the passage of time, the giving of notice or both would constitute a breach or default under any such contract, agreement or commitment; and (v) to the best of Sellers' knowledge, there is no reasonable basis for any party to such contracts, agreements or commitments to make any claim against Sellers with respect to any such contract, agreement or commitment which has been fully performed.

     3.14 Permits; Licenses. Schedule 1.2(g) sets forth all of the governmental and quasi-governmental consents, approvals, permits, licenses, franchises and other authorizations which have been issued to or are held or used by Sellers, or for which Sellers have applied, and which are material to the conduct of the Business as presently conducted by Sellers. Except as set forth in Schedule 3.14 attached hereto, Sellers have obtained all of the governmental and quasi-governmental consents, approvals, permits, licenses, franchises and other authorizations which are necessary for the ownership of the Purchased Assets or the conduct of the Business as presently conducted. Except as set forth in
Schedule 3.14, all such consents, approvals, permits, licenses, franchises and other authorizations are in full force and effect, and no violations exist or have been recorded in respect of any thereof, and no proceeding is pending or, to the knowledge of Sellers, threatened to revoke or limit any thereof.

     3.15 Proprietary Rights.

          (a) Schedule 1.2(b) sets forth an accurate and complete list of all Sellers' Proprietary Rights (including any registrations issued and any applications pending for any of such Proprietary Rights), and except as set forth in Schedule 3.15 Sellers are the sole and exclusive owners of all such Proprietary Rights.

          (b) Except as set forth on Schedule 3.15 attached hereto, all of the Proprietary Rights have been duly registered or are the subject of pending registration applications in the applicable jurisdiction. None of the Proprietary Rights is subject to any pending or, to the best of Sellers' knowledge, threatened challenge or reversion, and the consummation of the transactions contemplated by this Agreement shall not result in any change in the terms or provisions thereof or create any right of termination, cancellation or reversion with respect thereto anywhere in the world. Except as set forth on Schedule 3.15, Sellers have not licensed, sublicensed, assigned, transferred or otherwise conveyed any of the Proprietary Rights, or any right, title or interest therein, to any person or entity. Sellers have heretofore provided to Buyer complete and correct copies of each license agreement relating to the Proprietary Rights. Sellers have exercised quality control with respect to all Proprietary Rights licensed by Sellers to the extent necessary to preserve the validity of such Proprietary Rights. Sellers have not infringed on any proprietary right, trademark, trade name, service mark or copyright of others, and there is no claim for damages or any proceeding pending, or threatened against Sellers or the Business with respect thereto. To the best of Sellers' knowledge, no person is infringing or otherwise acting adversely with respect to Sellers' rights under or in respect of any of the Proprietary Rights.

          (c) Sellers own all proprietary rights necessary to manufacture their products and to conduct their operations and Business, including without limitation, those listed in Schedule 1.2(b), free and clear of all liens, claims and encumbrances whatsoever except the Permitted Liens.

     3.16 Employee Benefit Plans; Labor Matters.

          (a) Schedule 3.16(a) attached hereto sets forth a complete and accurate list of all of the collective bargaining agreements and agreements with labor unions or associations representing employees to which Sellers are a party and, as of the dates set forth in Schedule 3.16(a) attached hereto, the total number of employees of Sellers and the number of such employees represented by each such agreement. Such numbers of employees have not changed since such dates except in the ordinary course of business. Except as set forth in Schedule 3.16(a) attached hereto, there are no strikes, slowdowns, picketing, work stoppages, labor troubles or other similar events in which employees of Sellers are participating and which is having, or reasonably could have, a material adverse effect on the Business as presently conducted by Sellers.

          (b) Schedule 3.16(b) attached hereto identifies all of the employee benefit plans, programs or arrangements maintained by Sellers, to which Sellers contribute or has any obligation to contribute, or with respect to which Sellers have any liability or potential liability, all of the compensation plans, programs, policies and practices of Sellers and all of the severance, termination and similar programs established or maintained by Sellers or to which Sellers are subject, including, without limitation, all plans, programs, policies and arrangements which constitute an "employee pension benefit plan," an "employee welfare benefit plan" or a "multiemployer plan," as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). For the purposes of this Agreement, the term "Plans" shall mean the ERISA Plans and all other plans, programs, policies, and practices listed on Schedule 3.16(b) attached hereto.

          (c) Except as set forth in Schedules 3.16(a) or 3.16(b) attached hereto, neither Seller (i) is a party to any written consulting or employment contract; or (ii) has made any commitment to, or is a party to any written agreement obligating it to, increase the wages, or to modify the material conditions or terms of employment, of the employees of Sellers.

          (d) The present value of all benefit liabilities under each of the ERISA Plans which is a "defined benefit plan," as such term is defined in
Section 3(35) of ERISA, shall not, as of the Closing Date, exceed the market value of assets of such ERISA Plan (computed on a Plan termination basis).

          (e) Except as set forth in Schedule 3.16(e) attached hereto, there have been no transactions with respect to any Plan which could subject Sellers, or any trustee or administrator of the Plans, or any party dealing with any such Plan to any tax or penalty arising under ERISA or the Internal Revenue Code of 1986, as amended (the "Code").

          (f) Each of the ERISA Plans (and all related trusts, insurance contracts and funds) has been maintained, administered and funded in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. Each other Plan (and all related trusts, insurance contracts and funds) has been maintained, administered and funded (if required to be funded) in compliance in all material respects with all applicable laws. Each of the ERISA Plans is in compliance with all material reporting, disclosure and other applicable requirements of the Code and ERISA and, with respect to each Plan, Sellers have performed all material obligations required to be performed by them under the terms of such Plan and under all applicable laws and regulations. No suits, actions or claims with respect to any Plan (other than routine claims for benefits) is pending or threatened and Sellers have no knowledge of any facts which could give rise to or be expected to give rise to any such suits, actions or claims.

          (g) Favorable determination letters have been received from the Internal Revenue Service with respect to each of the ERISA Plans which is intended to comply with Section 401(a) of the Code stating that such ERISA Plan and the attendant trust are qualified thereunder and no fact or event has occurred since the date of each such letter to adversely affect the qualified status of any such ERISA Plan or the exempt status of any such trust.

          (h) Except as set forth in Schedule 3.16(h) attached hereto, no Plan that is subject to Title IV of ERISA has been terminated and there has been no "reportable event," as such term is defined in Section 4043 of ERISA, with respect to any such Plan.

          (i) No Plan that is an employee pension benefit Plan (as such term is defined in Section 3(2) of ERISA) has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived). With respect to each Plan, all required or recommended (in accordance with historical practices) contributions, payments, premiums, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been timely made or properly accrued as of such date. No Plan which is required to be funded has any material unfunded liabilities. No underfunded defined benefit plan has been, during the five years preceding the Closing Date, transferred out of the controlled group of companies (within the meaning of Sections 414(b) and (c) of the Code) of which either Seller is a member or was a member during such five-year period. All assets of the Plans under the control of Sellers shall be transferred to the control of Buyer as of the Closing Date or as soon as practicable thereafter.

          (j) No liability to the Pension Benefit Guaranty Corporation (the "PBGC"), other than for premiums, has been incurred, or is expected to be incurred, with respect to any Plan that is subject to Title IV of ERISA. No proceeding has been commenced by the PBGC to terminate any such Plan and no written notice has been received (or is expected to be received) by Sellers stating that the PBGC intends to commence or seek the commencement of any such proceeding.

          (k) Sellers have no liability or potential liability with respect to any "multiemployer plan," as such term is defined in Section 3(37) of ERISA or with respect to any plan of the type described in Section 4063 and 4064 of ERISA.

          (l) Except as set forth in Schedule 3.16(b) attached hereto, Sellers do not maintain, contribute to or have any liability or potential liability with respect to any employee benefit plan (whether or not terminated) which provides health, life insurance, accident or other "welfare-type" benefits to former employees, their spouses or dependents (except for medical benefit continuation coverage required in accordance with Section 4980B of the Code). Sellers have complied with the requirements of Section 4980B of the Code.

          (m) Except as set forth in Schedule 3.16(b) attached hereto, none of the Plans obligates Sellers to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is defined in Section 280G of the Code.

          (n) Buyer has been provided with true and complete copies of all documents pursuant to which the Plans are maintained and administered, the two most recent annual reports (Form 5500 and attachments) for each Plan with respect to which such report is required to be filed, the most recent actuarial valuation of each Plan that is a defined benefit pension plan (whether or not such Plan is maintained for United States employees), the most recent financial statement for each Plan that is a defined contribution plan (whether or not such Plan is maintained for United States employees), the most recent valuation (but in any case at least one that has been completed within the last two calendar years) of each Plan that provides post-employment health, life insurance, accident or other "welfare-type" benefits, and the most recent determination letter from the Internal Revenue Service with respect to each Plan that is intended to be qualified under Section 401(a) of the Code.

     3.17 Business Operations; Changes.

          (a) Except as set forth in Schedule 3.17 attached hereto, since December 31, 1995:

               (i) Sellers have not, in connection with the conduct of the Business, made any material change in practices, operations or policies with respect to (A) the method for selling products, (B) the standard terms and conditions of sale of products (including standard terms regarding returns and discounts, but excluding price changes),
          (C) the method for accounting for sale of products, (D) the compensation of employees, (E) the policy regarding maintenance of inventory levels or (F) the conduct of accounts receivable collection and accounts payable payment activities, which change in practices, operations or policies, individually or in the aggregate, could have a material adverse effect on the Business as presently conducted;

               (ii) Sellers have not (A) engaged in any material transaction,
          (B) entered into any material agreement, (C) incurred, paid or discharged any material obligation or liability, (D) sold or transferred any material property, (E) waived or released any material right or obligation or (F) incurred any indebtedness for borrowed money;

               (iii) there has been no material adverse change in the condition (financial or otherwise), assets, properties, liabilities, business, operations or prospects of the Business, and no event has occurred or condition has arisen which can reasonably be expected to result in such a material adverse change; and

               (iv) there has been, no material damage to or loss of the assets or properties owned, leased or used by Sellers which is material to the Business (regardless of whether such damage or destruction is covered by insurance).

          (b) Except as set forth in Schedule 3.17 attached hereto, since December 31, 1995, there has been, to the knowledge of Sellers, no technological development or change in governmental or quasi-governmental law, rule or regulation affecting the Business and/or the industry in which the Business operates which has had or can reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, properties, liabilities, business, operations or prospects of the Business.

     3.18 Compliance with Laws.

          (a) Except as set forth in Schedule 3.18 attached hereto, to Sellers' knowledge, Sellers are not in default under or in violation of any foreign, federal, state or local law, ordinance, regulation or rule or any judgment, writ, order, award, edict or decree of any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction pertaining to the Business as presently conducted by Sellers or the properties owned, leased or used by Sellers.

     3.19 Litigation; Claims; Proceedings.

     Except as described in Schedule 3.19 attached hereto, there are no outstanding suits, actions, proceedings, investigations, audits, claims, orders, judgments, writs or awards presently pending or, to the best of the knowledge of Sellers, threatened against Sellers or with respect to the Business or any of the Purchased Assets (collectively, "Litigation") and, to the best of the knowledge of Sellers, there is no basis for any such Litigation. There are no final orders, judgments, writs or decrees presently outstanding against the Sellers, the Purchased Assets or with respect to the Business.

     3.20 Environmental Conditions.

          (a) For the purposes of this Agreement:

               (i) "Environment" means air, land (including soil and any surface or subsurface strata), and surface water or groundwater, or any combination or part thereof;

               (ii) "Environmental Claim" means any and every judgment, damages, loss, penalty, fine, liability (including strict liability), encumbrance, lien, costs, demand, claim, governmental notice or threat of litigation or the actual institution of any action, suit or proceeding at any time by a person other than the Parties, asserted or holding that an Environmental Condition constitutes a violation of or otherwise may give rise to any liability or obligation under any Environmental Requirement.

               (iii) "Environmental Condition" shall mean the presence on the Closing Date, whether discovered or undiscovered on such date, in the Environment of any Hazardous Material arising out of or otherwise related to the operations or other activities of Sellers, or of any predecessor in interest or line of business to Sellers, conducted or undertaken prior to the Closing Date.

               (iv) "Environmental Requirement" means any applicable statute, regulation, rule, ordinance, common law, license, permit, order, approval, authorization, and similar item of all governmental agencies, departments, commissions, boards, bureaus, political subdivisions, or instrumentalities of the United States or the State of Iowa, and any applicable judicial, administrative, and regulatory decree, judgment, consent agreement, and order regulating or otherwise relating in any way to the protection of human health or the Environment or the Release or threatened Release of Hazardous Material into the Environment.

               (v) "Hazardous Material" means any substance (a) the presence or threatened presence of which in the Environment or at, on, in, or beneath the surface of any real property in which Sellers have an ownership interest or any leasehold interest requires investigation, characterization, mitigation, removal, remediation or other response pursuant to any Environmental Requirement; or (b) which is or becomes defined as a "hazardous substance," "hazardous waste," "pollutant," "contaminant" or any other jurisdictional substance under any Environmental Requirement including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq. ("CERCLA"), and the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., or the regulations promulgated respectively thereunder; or (iii) without limitation is or contains polychlorinated biphenyls, asbestos, urea foam or formaldehyde-containing insulation, or petroleum hydrocarbons. "Release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating dumping or disposing into the Environment.

               (vi) For purposes of subsection (b)(iii) hereof, "Outlet Store real property" shall mean those real properties on which Galt Shop operates a retail outlet store and identified as such on Schedule 1.2(a) attached hereto; "Non-Outlet Store real property" shall mean any real property in which Sellers have an ownership interest or any leasehold interest or otherwise control, other than any Outlet Store real property.

          (b) Except as set forth in Schedule 3.20 attached hereto:

               (i) Sellers, any real property in which Sellers have an ownership interest, or any leasehold interest or otherwise control, and the current and prior uses thereof and activities thereon, comply and have at all times complied with all Environmental Requirements;

               (ii) Sellers have not transported, stored, treated, disposed, or otherwise managed, or allowed or arranged for any third parties to transport, store, treat, dispose, or otherwise manage, any Hazardous Material to or at any location other than a facility lawfully permitted to receive such Hazardous Material for such purposes, or have performed, arranged for or allowed by any method or procedure such transportation, storage, treatment, disposal or management in contravention of any Environmental Requirement, nor have Sellers stored, treated, disposed, or otherwise managed, or allowed or arranged for any third parties to store, treat, dispose, or otherwise manage Hazardous Material at, upon, in or beneath property owned, leased, or otherwise controlled by it;

               (iii) there has not occurred, there is not presently occurring, and there does not currently exist any Release of any Hazardous Material at, on, into, from or beneath the surface of any Non-Outlet Store real property in which Sellers have an ownership interest or any leasehold interest or otherwise control; and to the best of Sellers' knowledge, there has not occurred, there is not presently occurring, and there does not currently exist any Release of any Hazardous Material at, on, into, from or beneath the surface of any Outlet Store real property in which Sellers have an ownership interest or any leasehold interest or otherwise control.

               (iv) Sellers have not transported or disposed, or allowed or arranged for any third parties to transport or dispose, any Hazardous Material to or at a site or facility which, pursuant to CERCLA or any other Environmental Requirement, (A) has been placed on the National Priorities List or any state equivalent, (B) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or any state equivalent, or (C) has been placed on or entered into the CERCLA Information System ("CERCLIS") data base or any state equivalent. Sellers have not received notice, and have no knowledge of any facts which could give rise to any notice, that Sellers are a potentially responsible party, for response costs, damages or investigatory, removal or remedial response obligations with respect to any site or facility under CERCLA or any other Environmental Requirement or notice of any other Environmental Claim. Sellers have not received any written or oral request for information in connection with any Federal or state environmental investigation, remediation or response concerning any site or facility and have not undertaken (or been requested to undertake) any investigatory, removal, remedial or other response actions or cleanup actions of any kind at the request of any Federal, state or local governmental entity, or at the request of any other person or entity;

               (v) to Sellers' best knowledge, there are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of Sellers; and

               (vi) Schedule 3.20 identifies (A) all environmental audits, assessments or occupational health studies undertaken by Sellers or their agents or by any governmental agencies with respect to the operations or properties of Sellers; (B) the results of any surface water, groundwater, soil, air, asbestos or other environmental monitoring, sampling or testing undertaken with respect to any real property owned, leased or otherwise controlled by Sellers; (C) all written communications of Sellers with environmental agencies and (D) all citations issued with respect to Sellers under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.) exclusive of audits, studies and assessment performed or prepared for customers.

     3.21 Liabilities. Except as set forth in Schedule 3.21 attached hereto, Sellers do not have any liabilities, debts or obligations, whether accrued, absolute or contingent, due or to become due, direct or indirect, asserted or unasserted, known or unknown, which are material to the conduct of the Business as presently conducted by Sellers, other than liabilities incurred since December 31, 1995 in the ordinary course of business none of which, individually or in the aggregate, are material. Except as set forth in Schedule 3.21 attached hereto, nothing has come to the attention of Sellers which would cause them to believe that there exist any circumstances, conditions, events or arrangements which are likely to hereafter give rise to any such material liabilities, debts or obligations.

     3.22 Insurance. All policies of insurance of any kind maintained, owned or held by Sellers are set forth in Schedule 3.22 hereto and such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and all premiums with respect thereto covering all periods from the date hereof up to and including the Closing Date will be paid on or before the Closing Date, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation or termination. The insurance policies to which Sellers are a party are sufficient for compliance with all requirements of applicable laws and all agreements to which Sellers are a party or by which Sellers are bound and the coverages provided by said policies are sufficient to cover all risks insured against.

     3.23 Customers and Suppliers. Except as set forth on Schedule 3.23 attached hereto, Sellers do not know of any reason why Buyer will be unable to maintain the same relationship with any of Sellers' current customers, licensors or vendors, or others having business relations with Sellers, in connection with the Business or the Purchased Assets that Sellers now maintain.

     3.24 Sales; Accounts Receivable.

          (a) Except as set forth in Schedule 3.24(a) attached hereto, all sales by Sellers shown on or reflected in the Financial Statements were made to independent third parties not affiliated with Sellers and arose in the ordinary course of business and, except as disclosed on Schedule 3.24(a) attached hereto, Sellers have not received any material claim that any product sold by Sellers failed to meet any specification with respect thereto or were otherwise defective, and Sellers have no knowledge of any events or conditions which could give rise to any such claim.

          (b) The accounts receivable, loans and notes receivable and advances of Sellers shown on or reflected in the Financial Statements, or acquired since December 31, 1995, represent bona fide claims of Sellers against debtors for sales or advances made or services performed in the ordinary course of business, and have been collected or are current and collectible at the aggregate recorded amounts thereof less applicable reserves (which have been established in accordance with generally accepted accounting principles consistently applied and which are adequate). Except as set forth in Schedule 3.6(d) attached hereto, Sellers have no knowledge of any such accounts receivable, loans or notes receivable or advances that are uncollectible or of doubtful collectibility or in controversy or subject to offset or counterclaim.

     3.25 Full Disclosure. Neither this Agreement nor any of the Related Seller Agreements, or any agreement, document, instrument, certificate or statement made or furnished to Buyer in connection with this Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits the statement of a material fact required to be stated in order to make the statements contained herein and therein not misleading.

     3.26 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Sellers and the Shareholders directly with Buyer and without the intervention of any other person and in such manner as not to give rise to any valid claim against any of the Parties for any finder's fee, brokerage commission or like payment.

     3.27 Investment. Sellers acknowledge that the Starter Shares and the Additional Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. Sellers are acquiring the Starter Shares and the Additional Shares solely for their own respective accounts for investment purposes, and not with a view to the distribution thereof (except to the Shareholders). Sellers are accredited investors as such term is defined in Rule 501(a) promulgated under Regulation D under the Securities Act or are sophisticated investors with knowledge and experience in business and financial affairs. Sellers have received certain information concerning Starter and have had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Starter Shares and the Additional Shares and are able to bear the economic risk and lack of liquidity inherent in holding the Starter Shares and the Additional Shares.

ARTICLE 4 -- REPRESENTATIONS AND WARRANTIES AND COVENANTS OF SHAREHOLDERS

     Each Shareholder, severally, represents and warrants to, and covenants with Buyer as follows.

     4.1 Investment. (a) The Sellers and Shareholders have advised Buyer that, within one year following the Closing, the Shareholders intend to cause Sellers to liquidate and dissolve and in connection therewith, the Starter Shares and the Additional Shares (if any), will be distributed by Sellers to the Shareholders as a liquidating dividend. In connection therewith, each such Shareholder covenants and agrees that the Starter Shares and the Additional Shares distributed to such Shareholder will be held for such Shareholder's own account for investment purposes only and not with a view toward, or for resale in connection with, any distribution thereof.

          (b) Such Shareholder understands that the Starter Shares and the Additional Shares have not been, and will not be, registered under the Securities Act or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. Such Shareholder is acquiring the Starter Shares and the Additional Shares solely for its own account for investment purposes, and not with a view to the distribution thereof. Such Shareholder is an accredited investor as such term is defined in Rule 501(a) promulgated under Regulation D under the Securities Act or either alone or together with its purchaser representative has such knowledge and experience in business and financial matters that such Shareholder is capable of evaluating the merits and risks of such Shareholder's investment in the Starter Shares and the Additional Shares. Prior to the Closing Date, such Shareholder has received certain information concerning Starter and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Starter Shares and the Additional Shares and is able to bear the economic risk and lack of liquidity inherent in holding the Starter Shares and the Additional Shares.

          (c) Such Shareholder agrees to execute and deliver on the Closing Date and at the time of such transfer such agreements and documents, including, but not limited to an "Investor Representation Letter," as may be reasonably requested by Starter or Sellers in connection with the transfer of Starter Shares and the Additional Shares from Sellers to such Shareholder.

     4.2 Authorization. (a) Such Shareholder is competent, has the legal capacity and is otherwise authorized to execute and deliver this Agreement and the other agreements contemplated hereby to which such Shareholder will be a party (the "Related Shareholder Agreements"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          (b) This Agreement and the Related Shareholder Agreements constitute legal, valid and binding agreements of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except insofar as enforceability may be limited by bankruptcy, moratorium or other laws which may affect creditors rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     4.3 No Breach. The execution and delivery of this Agreement and the Related Shareholder Agreements to which such Shareholder is a party, the performance by such Shareholder of its obligations hereunder and thereunder and the consummation by such Shareholder of the transactions contemplated hereby and thereby will not conflict with, result in a default under, result in a violation or breach of, any agreement to which such Shareholder is a party or is otherwise bound and will not require the consent, approval or authorization of any third party.

     4.4 Ownership of Galt Sand. Each Shareholder owns that number of shares of the capital stock of Galt Sand (the "Galt Shares") as is set forth opposite such Shareholder's name on Schedule 3.2 attached hereto. Such Shareholder owns its Galt Shares free and clear of all liens, claims and encumbrances and such Galt Shares are not subject to any option, warrant or agreement of any third party. No party other than such Shareholder has any interest (direct or indirect, beneficial or otherwise) in such Galt Shares.

ARTICLE 5 -- PRE-CLOSING COVENANTS

     5.1 General. Each of the Parties will use its best efforts to take all actions and do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Articles 6, 7 and 8 (as applicable to a Party) of this Agreement).

     5.2 Conduct of Business Prior to Closing. From the date hereof until the Closing, except as consented to by Buyer in writing:

          (a) Each Seller will maintain itself at all times as a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is incorporated;

          (b) Each Seller will carry on its business and operations in a good and diligent manner and will not engage in any transaction or make any commitment to purchase or spend, other than in the ordinary course of its business as heretofore conducted, involving an amount which exceeds $10,000:

          (c) No Seller will declare, authorize or make any distribution or pay any dividend to its shareholders and will not redeem, purchase or otherwise acquire, or agree to redeem, purchase or otherwise acquire, any shares of its capital stock;

          (d) Sellers will not pay or obligate themselves to pay any compensation, commission or bonus to any director, officer, employee or independent contractor as such, except for the regular compensation and commissions payable to any such director, officer, employee or independent contractor at the rate in effect on the date of this Agreement;

          (e) Each Seller will continue to carry all of its existing insurance;

          (f) Each Seller will use its best efforts to preserve its business organization intact, to keep available to Buyer the services of its employees and independent contractors and to preserve for Buyer its relationships with suppliers, licensees, distributors and customers and others having business relationships with it;

          (g) Sellers will not, and will not obligate themselves to sell or otherwise dispose of or pledge or otherwise encumber any of their respective properties or assets and each Seller will maintain its facilities, machinery and equipment in good operating condition and repair, subject only to ordinary wear and tear;

          (h) No Seller will amend its Articles of Incorporation or Bylaws;

          (i) Sellers will not engage in any activity or transaction other than in the ordinary course of their respective businesses as heretofore conducted; and

          (j) Without limiting the foregoing, Sellers will consult with Buyer regarding all significant developments, transactions and proposals relating to their respective businesses and the Purchased Assets.

     5.3 Notice of Developments. Each Party will give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties made in this Agreement.

     5.4 Exclusivity. Sellers will not (a) solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Galt Sand, Galt Shop or Danaggers (including any acquisition structured as a merger, consolidation or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Sellers will notify the Buyer immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     5.5 Access, Information and Documents. Pending the Closing, Sellers will give to Buyer and to their agents and representatives (including, but not limited to, accountants, lawyers and appraisers) full and complete access during normal working hours to any and all of the properties, assets, inventory, books, documents and records of Sellers to enable Buyer to make such examination of the business, records, properties, assets and inventory of Sellers as Buyer may determine, and will furnish to Buyer such information and copies of such documents and records as Buyer shall reasonably request. As part of such examination Buyer may make such inquiries of such persons having business relationships with Sellers (including, but not limited to, suppliers, licensees, distributors and customers) as Buyer shall determine and Sellers shall cooperate fully with Buyer in connection therewith.

     5.6 Transactions in Starter's Common Stock. Pending the Closing, Sellers and Shareholders shall not, directly or indirectly, effectuate or cause to be effectuated, purchases or sales of Starter's Common Stock.

ARTICLE 6 -- CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, prior to or at Closing, of each of the following conditions (any or all of which may be waived by Buyer in its sole discretion):

          (a) Each of the representations and warranties of Sellers set forth in
Article 3 hereof and of Shareholders set forth in Article 4 hereof shall be true and correct as of the Closing;

          (b) Sellers shall have performed and complied with all covenants, obligations and undertakings required by this Agreement and the Related Seller Agreements to be performed and complied with by Sellers on or prior to the Closing;

          (c) Each Shareholder shall have performed and complied with all covenants, obligations and undertakings required by the Agreement and the Related Shareholder Agreements to be performed and complied with by such Shareholder on or prior to the Closing;

          (d) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction which seeks to restrain, enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement, and no judgment, order or decree shall have been rendered which has the effect of enjoining the consummation of the transactions contemplated by this Agreement;

          (e) Sellers shall have executed and delivered the Bill of Sale in the form of Exhibit A attached hereto;

          (f) Sellers shall have executed and delivered an Assignment and Assumption Agreement in the form of Exhibit B attached hereto;

          (g) Each Seller shall have executed and delivered a certificate, in the form of Exhibit C attached hereto, executed by an authorized officer relating to certain corporate matters;

          (h) Sellers shall have executed and delivered the Escrow Agreement;

          (i) Sellers shall have executed and delivered to Buyer assignments, in forms reasonably satisfactory to Buyer's counsel, of all of Sellers' right, title and interest in and to the Proprietary Rights;

          (j) Each Seller shall have executed and delivered a certificate in the form of Exhibit D attached hereto, executed by an authorized officer of such Seller, certifying as to the fulfillment of the conditions specified in Articles 6(a) and 6(b) hereof;

          (k) Sellers shall have delivered an opinion of Bradley & Riley, special counsel to Sellers, substantially in the form of Exhibit E attached hereto;

          (l) Sellers shall have caused each Shareholder to execute and deliver a "lock up" letter substantially in the form of Exhibit F attached hereto pursuant to which each such Shareholder agrees not to sell or otherwise transfer the Starter Shares or the Additional Shares for a period of two years after the Closing.

          (m) Sellers shall have executed and delivered a Registration Rights Agreement, in form and substance mutually acceptable to Sellers and Starter, providing for the registration of the Starter Shares and Additional Shares (if any) in the event Starter conducts a public offering of its Common Stock prior to the end of the two-year holding period referenced in subparagraph (l) above;

          (n) Sellers shall have procured those material third party consents (identified by Buyer and listed on Schedule 6(n) attached hereto) required in connection with the transfer of the Purchased Assets to Buyer;

          (o) Sellers shall have delivered to Buyer all Sellers' contracts, books, records and other data relating to the Purchased Assets and the Sellers' Business (except Sellers' minute and stock books and all other records which Sellers are required by law to keep in its possession, of which Sellers will furnish copies to Buyer at Buyer's request);

          (p) Sellers shall have delivered such other executed and acknowledged instruments, certificates and documents as Buyer or its counsel shall reasonably request;

          (q) Shareholders will deliver to Buyer a certificate of Shareholders in the form of Exhibit G attached hereto certifying as to the accuracy of Shareholders' representations and warranties at and as of the Closing and that the Shareholders have performed and complied with all of the terms, provisions and conditions to be performed and complied by Shareholders at or before the Closing; and

          (r) There shall not have occurred any material adverse change in the condition (financial or otherwise), prospects, business, assets, properties or results of operations or prospects of the Sellers (taken as a whole) except for those changes in connection with this Agreement and the transactions contemplated hereby.

ARTICLE 7 -- CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

     The obligation of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Sellers in their sole discretion):

          (a) Each of the representations and warranties of Buyer set forth in
Article 2 hereof shall be true and correct as of the Closing;

          (b) Buyer shall have performed and complied with all covenants, obligations and undertakings required by this Agreement to be performed and complied with by Buyer prior to the Closing;

          (c) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction which seeks to restrain, enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement, and no judgment, order or decree shall have been rendered which has the effect of enjoining the consummation of the transactions contemplated by this Agreement;

          (d) Buyer shall have executed and delivered as appropriate, each Assignment and Assumption Agreement, each Bill of Sale, the Escrow Agreement (and shall cause Starter to execute and deliver the Registration Rights Agreement) and each other instrument, certificate or document delivered by Sellers which shall, by the terms thereof, provide for execution or acknowledgment by Buyer;

          (e) Buyer shall have paid the Purchase Price to Sellers by delivering certificates representing the Starter Shares registered in the names and in the denominations set forth on Schedule 1.5 attached hereto, which Sellers agree shall contain a legend substantially in the following form:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. Such shares may not be sold or transferred in the absence of such registration or an opinion of counsel satisfactory to the issuer that such registration is not required by said act or state laws.

          (f) Buyer shall have executed and delivered a certificate in the form of Exhibit H attached hereto, executed by an authorized officer of Buyer, certifying as to the fulfillment of the conditions specified in Articles 7(a) and 7(b) hereof;

          (g) Buyer shall have delivered an opinion of Kelley Drye & Warren LLP, special counsel to Buyer, substantially in the form of Exhibit I attached hereto;

          (h) Buyer shall have executed and delivered a certificate in the form of Exhibit J attached hereto, executed by an authorized officer relating to certain corporate matters; and

          (i) Buyer shall have delivered to Sellers such other executed and acknowledged instruments, certificates and documents as Buyer or its counsel shall reasonably request.

ARTICLE 8 -- OTHER CLOSING CONDITIONS

     Buyer and Sellers shall have, at their own cost and expense, promptly filed and thereafter diligently pursued any filing required on its part under the HSR Act and all rules and regulations adopted thereunder in connection with the transactions contemplated by this Agreement, and the applicable waiting period under the HSR Act, including all extensions thereof, shall have expired.

ARTICLE 9 -- POST-CLOSING COVENANTS; OTHER AGREEMENTS

     9.1 Transfer Taxes and Other Costs.

          (a) Sellers shall be responsible for all income tax which relates to the transfer of the Purchased Assets, or the consummation of the transactions contemplated by this Agreement ("Income Tax") and any sales tax or other tax which is imposed at any time by any taxing authority which relates to the transfer of the motor vehicles of Sellers which are included in the Purchased Assets (the "Motor Vehicle Tax"). The cost of such Motor Vehicle Tax shall be borne by Buyer but only if and to the extent that such cost, when taken together with the Difference, the Excess Audit Amount and the Excess Tax Return Cost (as defined in Article 9.12), does not exceed the Threshold. If such cost, when taken together with the Difference, the Excess Audit Amount and the Excess Tax Return Cost exceeds the Threshold, the excess (the "Excess Motor Vehicle Tax") shall be paid by Seller by reducing the Purchase Price by cancellation of that number of Starter Shares held pursuant to the Escrow Agreement as shall have a value (based upon the Market Price) equal to the Excess Motor Vehicle Tax.

          (b) Except for the Motor Vehicle Tax, Buyer shall be responsible for any sales, use, transfer, conveyance, excise, documentary and other governmental taxes, duties, charges, fees, imposts and assessments, and all interest and penalties thereon, imposed at any time by any taxing authority solely with respect to this Agreement, the sale, assignment or delivery of the Business and the Purchased Assets or the consummation of the transactions contemplated hereby (the "Transactional Taxes").

          (c) Buyer shall be responsible for all filing fees, recording fees, notarial fees and other similar fees and costs arising out of this Agreement, the purchase, assignment or delivery of the Business or the Purchased Assets or the consummation of the transactions contemplated hereby (the "Transactional Costs").

     9.2 Accounts Receivable. (a) Sellers shall immediately endorse and forward to Buyer all payments on Accounts Receivable (without deduction or set-off) which are delivered to Sellers subsequent to the Closing. After the Closing, Buyer is authorized and irrevocably appointed as attorney-in-fact for Sellers to endorse any checks received in payment of Accounts Receivable and to take all other actions (including use of either Company's or Subsidiary's corporate names) as Buyer may reasonably deem necessary or prudent to collect such amounts, to obtain possession of and title to the Purchased Assets and to effect the transfer of the Purchased Assets as contemplated hereby.

          (b) (i) Subject to the limitations set forth in this Article 9.2(b), the Sellers and the Shareholders, jointly and severally, guarantee to Buyer that, except to the extent of the reserve for doubtful accounts shown on the Financial Statements, all accounts and notes receivable and other receivables reflected on said balance sheet (the "Receivables") will be valid and legally binding obligations of the persons owing said amounts to Sellers and that the full amount of the Receivables will be paid to Buyer on or before February 28, 1997, provided that this guarantee shall not be applicable or effective if the nonpayment of a Receivable results from any claim or offset asserted against Buyer by the account debtor.

               (ii) If any part of the Receivables has not been paid on or before February 28, 1997 and such nonpayment does not result from any claim or offset asserted against Buyer by the account debtor, then to the extent that such unpaid part of the Receivables exceeds the reserve for doubtful accounts shown on the Financial Statements, Buyer shall be entitled to recover such amounts (A) first through set-off against the Escrow Shares pursuant to Article
9.10 of this Agreement in which event Buyer shall re-assign the corresponding unpaid Receivables to Sellers, and (B) thereafter by reassignment on or before March 31, 1997 to Sellers all or any part of the unpaid part of the Receivables, free and clear of any security interest, lien or other encumbrance arising on or after the Closing, in which event Sellers and Shareholders (pro rata in accordance with their equity interests in Galt Sand) shall pay to Buyer in cash or by certified check that amount equal to such reassigned part of the unpaid part of the Receivables.

     9.3 Bulk Sales Compliance. Buyer hereby waives compliance by Sellers with any bulk sales or similar law applicable to the transactions contemplated by this Agreement.

     9.4 Corporate Name. Sellers shall, and Shareholders shall cause Sellers to, immediately after the Closing, amend their respective certificates of incorporation to change their respective corporate names to those which do not contain the words "Galt," "Galt Sand" and/or "Danaggers."

     9.5 Confidentiality.

          (a) All confidential or proprietary data, reports, records and other information of any kind received by a Party or the shareholders, directors, officers, employees, agents or representatives of a Party (such Party being hereinafter referred to as the "Receiving Party") from the other Party or the shareholders, directors, officers, employees, agents or representatives of the other Party (such other Party being hereinafter referred to as the "Delivering Party") under this Agreement or any Related Buyer Agreement or any Related Seller Agreement or in connection with the transactions contemplated hereby or thereby shall be treated as confidential (collectively, "Confidential Information"). Except as otherwise provided herein, the Receiving Party shall not use (and shall not permit its affiliates, shareholders, directors, officers, partners, employees, agents, representatives or consultants to use) Confidential Information for its own (or their own) benefit and shall use all reasonable efforts (and shall cause its affiliates, shareholders, partners, directors, officers, employees, agents, representatives and consultants to use all reasonable efforts) to maintain the confidentiality of Confidential Information. If the Receiving Party or any of its affiliates, shareholders, directors, officers, partners, employees, agents, representatives or consultants is required to disclose Confidential Information by or to any court, any government or any governmental agency, authority or instrumentality, the Receiving Party shall, prior to such disclosure, immediately notify the Delivering Party of such requirement and all particulars related to such requirement. The Delivering Party shall have the right, at its expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

          (b) The restrictions set forth in Article 9.5(a) hereof shall not apply to the use or disclosure of Confidential Information to the extent, but only to the extent, (i) permitted or required pursuant to any other agreement between or among the Parties; (ii) necessary by a Party in connection with exercising its rights or performing its duties or obligations under this Agreement, the agreements, instruments and other documents contemplated hereby or the other agreements described in clause (i) of this sentence; (iii) contemplated by the last two (2) sentences of Article 9.5(a) hereof; (iv) such disclosure is required pursuant to applicable securities or other law; or (v) that the Receiving Party can demonstrate such Confidential Information (A) is or becomes generally available to the public through no fault or neglect of the Receiving Party, (B) is received in good faith on a non-confidential basis from a third party who discloses such Confidential Information without violating any obligations of secrecy or confidentiality, (C) is independently developed after the time of receipt as shown by dated written records or (D) was already possessed at the time of receipt as shown by prior dated written records. The restrictions set forth in Article 9.5(a) hereof shall not apply to the use or disclosure by Buyer of Confidential Information which relates to the Business or the Purchased Assets and which is used or disclosed in connection with the operation thereof or by Sellers of any Confidential Information which is owned by it after the Closing.

     9.6 Remedies for Breach of Restrictive Covenants. Sellers and Shareholders, jointly and severally, agree that:

          (i) The remedy at law for breach of the covenants contained in Articles 9.5 and 12 hereof would be inadequate and that, in the event of such breach, Buyer shall be entitled to injunctive or other equitable relief.

          (ii) Buyer shall, at its own expense and cost, have the right, in the name of Sellers, to enforce any and all rights which Sellers may have against other persons described in Article 9.5 hereof with respect to a breach of the covenants contained in Article 9.5 to the same extent and in the same manner which Sellers could enforce such rights and, upon exercise of such rights, Buyer shall promptly give Sellers written notice to that effect. After receipt of such notice by Sellers, Sellers shall not assert, prosecute, compromise, settle or take any other action with respect to the rights described in such notice. Sellers shall cooperate at all times, at its own cost and expense, in any reasonable manner with Buyer in the exercise of such rights upon request of Buyer.

     9.7 Scheduled Licenses; Renewals. For 18 months after the date hereof, Sellers shall, on behalf and for the benefit of Buyer, use all reasonable and diligent efforts, at its own cost and expense (except that, in connection therewith, Sellers shall not be obligated to make royalty advances), to renew in writing all licenses set forth on Schedule 9.7 attached hereto that have terms of less than 18 months remaining as of the date hereof for a term of at least 24 months. Such renewals shall be on terms and conditions acceptable to and approved by Buyer. Sellers shall deliver complete and accurate copies of such renewals to Buyer. Buyer will cooperate with Sellers in seeking such renewals.

     9.8 Dissolution of Sellers. Sellers shall distribute the Starter Shares to the Shareholders and the Sellers shall effectuate, and the Shareholders shall cause the Sellers to effectuate, the dissolution of Sellers within one (1) year of the Closing Date.

     9.9 Consents. Sellers shall, at their own cost and expense, obtain the consents identified in Schedule 3.5 which were not delivered pursuant to Article 6(n). Upon receipt thereof, Sellers shall deliver promptly such consents to Buyers.

     9.10 Set-Off. If from time to time and at any time Buyer shall be entitled to be paid any amount under the provisions of either Articles 10 or 9.2(b), Buyer shall set-off such amount by reducing the Escrow Shares to be delivered to Sellers by that number of Escrow Shares as shall have a value (based upon the Market Price) equal to the amount so owed to Buyer. To the extent no Escrow Shares are available to satisfy such right of set-off, Buyer shall be entitled to exercise any of its other rights and remedies under the provisions of this Agreement or otherwise.

     9.11 Continuity of Business Enterprise. Buyer represents to Seller and each Shareholder that it is the present intention of the Buyer to continue at least one significant historic business line of Sellers, or to use at least a significant portion of the Sellers' historic business assets in a business, in each case within the meaning of IRS Treas. Reg. ss.1.368-1(d).

     9.12 Final Tax Return. Sellers shall be responsible for preparation of Sellers' final federal and state tax returns. Buyer shall bear the cost thereof but only if and to the extent that, such cost, when taken together with the Difference, the Excess Motor Vehicle Tax and the Excess Audit Amount, does not exceed the Threshold. If such cost, when taken together with the Difference, the Excess Motor Vehicle Tax and the Excess Audit Amount exceeds that Threshold, the excess (the "Excess Tax Return Cost") shall be paid by the Seller by reducing the Purchase Price by cancellation of that number of Starter Shares held pursuant to the Escrow Agreement as shall have a value (based upon the Market Price) equal to the Excess Tax Return Cost.

ARTICLE 10 -- SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     10.1 Survival of Representations of Buyer. The representations and warranties set forth in Article 2 hereof and in any Related Buyer Agreement or certificate or instrument delivered by or on behalf of Buyer, shall survive the Closing for a period of one (1) year. Notwithstanding anything contained herein to the contrary, Sellers shall have the right to commence a suit, action or proceeding after the expiration of such one-year period with respect to claims arising out of or relating to such representations and warranties which shall have been asserted in writing by Sellers before the expiration of such one-year period.

     10.2 Survival of Representations of Sellers and Shareholders. The representations and warranties of Sellers set forth in Article 3 hereof and in any Related Seller Agreement or certificate or instrument delivered by or on behalf of Sellers, and of Shareholders set forth in Article 4 hereof and in any Related Shareholder Agreement or certificate or instrument delivered by or on behalf of a Shareholder, shall survive the Closing for a period of one (1) year; provided, however, that (i) the representations and warranties of Sellers set forth in Article 3.7 shall survive for a period of three (3) years from the later of (A) the date of the filing of Sellers' final tax return and (b), if such final tax return becomes the subject of an audit by the IRS or state taxing authority, the date on which any such audit is completed; (ii) the representation of Sellers set forth in Articles 3.10, 3.15(b), 3.19 and 3.20 and
3.27 shall survive for a period of three (3) years from the Closing Date; and
(iii) the representations and warranties of Shareholders set forth in Article
4.1 shall survive for a period of three (3) years from the Closing Date. Notwithstanding anything contained herein to the contrary, Buyer shall have the right to commence a suit, action or proceeding after the expiration of the applicable time period with respect to claims arising out of or relating to such representations and warranties which shall have been asserted in writing by Buyer before the expiration of such applicable period.

     10.3 Indemnification by Buyer. Subject to Articles 10.1 and 10.5 hereof, Buyer shall indemnify each Seller, its officers and directors, and Shareholders for, and shall hold them harmless from, any and all damages, losses, obligations, liabilities, claims, costs and expenses, including, without limitation, attorney's fees, court costs, interest and penalties (collectively, "Liabilities"), asserted against or incurred or sustained by any of them relating to or arising out of (i) any breach of any covenant or agreement contained in this Agreement or the Related Buyer Agreements by Buyer; (ii) any breach of any of the warranties or representations set forth in Article 2 hereof or the Related Buyer Agreements;
(iii) any of the Assumed Liabilities; and (iv) any of the Transactional Costs or Transactional Taxes.

     10.4 Indemnification by Sellers and Shareholders. Subject to Articles 10.2 and 10.5 hereof, each Seller, jointly and severally, and each Shareholder (subject to Article 10.6 hereof) severally and not jointly, shall indemnify Buyer, Starter and their respective shareholders, officers and directors (collectively, "Buyer Indemnified Parties") for, and shall hold them harmless from, any and all Liabilities asserted against or incurred or sustained by any of them relating to or arising out of (i) any breach of any covenant or agreement contained in this Agreement or the Related Seller Agreements or Related Shareholder Agreements by Sellers or Shareholders; (ii) any breach of any of the warranties or representations set forth in Article 3 or Article 4 hereof or the Related Seller Agreements or Related Shareholder Agreements; (iii) any of the Income Tax or the Motor Vehicle Tax; (iv) any of the Excluded Liabilities; (v) any obligation, liability, debt, tax responsibility, trade payable, wage, salary, benefit or compensation for which Sellers or Shareholders are responsible under Article 1.7(b) hereof, including Liabilities to third parties arising out of or related to the Business or the Purchased Assets because of events occurring or circumstances existing prior to the Closing or any business or activity related to the Business or the Purchased Assets prior to the Closing (other than the Assumed Liabilities); (vi) Liabilities arising out of or related to any business or activity of Sellers other than the business or activities related to the Business or the Purchased Assets; or (vii) failure to comply with any bulk sales or similar law.

     10.5 Indemnification Procedure.

          (a) Upon obtaining knowledge thereof, a person who may be entitled to indemnification hereunder (the "Indemnitee") shall promptly give the Party who may be obligated to provide such indemnification (the "Indemnitor") written notice of any Loss (as defined in Article 10.5(b) hereof) which the Indemnitee has determined has given or could give rise to a claim for indemnification hereunder (a "Notice of Claim"). A Notice of Claim shall specify in reasonable detail the nature and all known particulars related to a Loss. The Indemnitor shall perform its indemnification obligations in respect of a Loss described in a Notice of Claim under Articles 10.3 or 10.4 hereof, as the case may be, within 30 days after the Indemnitor shall have received such Notice of Claim; provided, however, such obligation shall be suspended so long as the Indemnitor is in good faith performing its obligations under Article 10.5(c) hereof with respect to such Loss.

          (b) As used in this Article 10.5, the term "Loss" shall mean a Liability described in Article 10.3 or 10.4 hereof or any fee, commission, compensation or payment described in Article 14.1 hereof, as the case may be.

          (c) Subject to Article 10.5(d) hereof, the Indemnitor shall have the right and obligation, in good faith and at its own cost and expense, to cure, remediate, mitigate, remedy or otherwise handle any event or circumstance which gives rise to a Loss in respect of which a Notice of Claim has been given. Such right and obligation shall include, without limitation, the sole and exclusive right to defend, contest or otherwise oppose any third party claim, demand, suit, action or proceeding related to such event or circumstance with legal counsel selected by it. The exercise of such right and performance of such obligation shall not constitute an admission or agreement by the Indemnitor that it has an indemnification obligation hereunder in respect of such Loss. The Indemnitor shall (i) promptly inform the Indemnitee of all material developments related to any such event or circumstance and (ii) inform the Indemnitee promptly after the Indemnitor has made a good faith determination, based on the facts alleged in such Notice of Claim or which have otherwise become known to the Indemnitor, either that the Indemnitor acknowledges that it has an indemnification obligation hereunder in respect of such Loss or that the Indemnitor has made a good faith determination that it has no indemnification obligation hereunder in respect of such Loss. Notwithstanding anything contained herein to the contrary, the Indemnitee shall have the right, but not the obligation, to participate, at its own cost and expense, in the defense, contest or other opposition of any such third party claim, demand, suit, action or proceeding through legal counsel selected by it and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims which it may have. So long as the Indemnitor is in good faith performing its obligations under this Article 10.5(c), the Indemnitee shall (i) at all times, at the Indemnitor's cost and expense, cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by and otherwise render reasonable assistance to the Indemnitor upon request and (ii) not compromise or settle any such claim, demand, suit, action or proceeding without the prior written consent of the Indemnitor. If the Indemnitor fails to perform its obligations under this Article 10.5(c) or if the Indemnitor shall have informed the Indemnitee in writing in accordance with the fourth sentence of this Article 10.5(c) that the Indemnitor does not have an indemnification obligation hereunder in respect of such Loss, then the Indemnitee shall have the right, but not the obligation, to take the actions which the Indemnitor would have had the right to take in connection with the performance of such obligations and, if the Indemnitee is entitled to indemnification hereunder in respect of the event or circumstance as to which the Indemnitee takes such actions, then the Indemnitor shall, in addition to indemnifying Indemnitee for the Loss, indemnify the Indemnitee for all of the legal, accounting and other costs, fees and expenses reasonably and actually incurred in connection therewith.

          (d) Notwithstanding anything contained in Article 10.5(c) to the contrary, if a Loss relates to an Excluded Asset, then Buyer shall have the rights and obligations of the Indemnitor under Article 10.5(c) hereof and Sellers shall have the rights and obligations of the Indemnitee under Article 10.5(c) hereof.

          (e) Notwithstanding anything contained herein to the contrary, each Party shall use all reasonable efforts to mitigate any and all damages, losses, liabilities, costs and expenses in respect of which it may be entitled to indemnification hereunder.

     10.6 Limitation on Indemnity. Notwithstanding the foregoing, Buyer Indemnified Parties shall have the right to recover Liabilities under Article
10.4 only in the event the total of such liabilities, taken together with the Difference, the Excess Motor Vehicle Tax, the Excess Tax Return Cost and the Excess Audit Amount exceeds the Threshold; provided, however, that in such event, Buyer Indemnified Parties shall have the right to recover the entire amount of Liabilities under Article 10.4; and provided further that the aggregate of all such amounts recovered from the Sellers and Shareholders shall not exceed the lesser of $8,000,000 or the Purchase Price as adjusted pursuant to Article 1.9(a), unless the Purchase Price has been increased pursuant to Article 1.9(c) in which event the aggregate amount recoverable from the Sellers and Shareholders under Article 10.4 shall not exceed the lesser of $8,500,000 or the Purchase Price as adjusted pursuant to
Article 1.9(a). Any recoveries from Shareholders under Article 10.4 shall be effected pro rata among the Shareholders in accordance with their respective percentage ownership of the capital stock of Galt Sand. Any recoveries under
Article 10.4 shall be effected first through offset against the Escrow Shares and next by recovery directly against Sellers and Shareholders.

ARTICLE 11 -- TERMINATION

     This Agreement may be terminated as follows:

     11.1 Termination by Buyer. Buyer may, without liability to Sellers and Shareholders, terminate this Agreement by notice to Sellers (i) at any time prior to the Closing if default shall be made by Sellers or any Shareholder in the observance or in the due and timely performance of any of the terms hereof to be performed by Sellers or any Shareholder that cannot be cured at or prior to the Closing, or (ii) at the Closing if any of the conditions precedent to the performance of Buyer's obligations at the Closing shall not have been fulfilled.

     11.2 Termination by Sellers. Sellers may, without liability to Buyer, terminate this Agreement by notice to Buyer (i) at any time prior to the Closing if default shall be made by Buyer in the observance or in the due and timely performance of any of the terms hereof to be performed by Buyer that cannot be cured at or prior to the Closing, or (ii) at the Closing if any of the conditions precedent to the performance of Seller's obligations at the Closing shall not have been fulfilled.

     11.3 Effect of Termination. If this Agreement is terminated, this Agreement (except for this Article 11.3 and Articles 9.5, 9.6, 12 and 14), shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or shareholders except, in the case of termination because of a material default or material breach resulting from the willful fault of another party, the aggrieved party or parties may recover from the defaulting party the amount of expenses incurred by such aggrieved party or parties in connection with this Agreement and the transactions contemplated hereby which the aggrieved party or parties would otherwise have to bear pursuant to Article 14.2 of this Agreement. Notwithstanding the foregoing, in the event Sellers terminate this Agreement or are otherwise unwilling to consummate the transactions contemplated hereunder and such failure to consummate the Closing is the result of a breach of the covenant set forth in
Article 5.4 or the occurrence of the events set forth in Paragraph 6 of that certain Letter Agreement dated July 25, 1996 by and between Sellers and Buyer (the "Letter of Intent"), Sellers shall pay to Buyer, in cash, the sum of $1,000,000 promptly after the occurrence of such event. If this Agreement shall be terminated, each Party will (i) redeliver all documents, work papers and other materials of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the Party furnishing the same, and (ii) destroy all documents, work papers and other materials developed by its accountants, agents and employees in connection with the transactions contemplated hereby which embody proprietary information or trade secrets furnished by any Party hereto or deliver such documents, work papers and other materials to the party furnishing the same or exercise such information or secrets therefrom and all information received by any Party hereto with respect to the business of any other Party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for personal advantage or disclosed by such Party to any third person to the detriment of the Party furnishing such information.

ARTICLE 12 -- PUBLICITY

     No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement or otherwise publicize the execution and delivery of this Agreement, the provisions hereof or the transactions contemplated hereby without the prior written approval of the form and content of such press release or publicity by the Buyer or Sellers, as applicable; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making such disclosure); and provided, further, that Sellers may inform licensors and such other parties to agreements with Sellers which comprise the Purchased Assets whose consents are required to consummate the transactions contemplated hereby, of the sale contemplated hereby.

ARTICLE 13 -- NOTICES

     All notices required or permitted to be given pursuant to this Agreement shall be given in writing, shall be transmitted by personal delivery, by registered or certified mail, postage prepaid, or by telecopier and shall be addressed as follows:

     When Buyer is the intended recipient:

          Starter Corporation
          370 James Street
          New Haven, Connecticut  06513
          Attention:  Mr. Lawrence C. Longo, Jr.
                      Chief Financial Officer
          Telephone:  (203) 781-5022
          Telecopy No:  (203) 773-3411
     with copies to each of:

          Kelley Drye & Warren LLP
          Two Stamford Plaza
          281 Tresser Boulevard
          Stamford, Connecticut 06901
          Attention:  M. Ridgway Barker, Esq.
          Telephone:  (203) 324-1400
          Telecopy No.:  (203) 327-2669

          Mark G. Sklarz, Esq.
          Cummings & Lockwood
          700 State Street
          P.O. Box 1960
          New Haven, Connecticut  06509

     When Sellers are the intended recipients:

          Galt Sand Company
          951 32nd Avenue, S.W.
          Cedar Rapids, Iowa 52404
          Attention: Michael Hubsmith, President
          Telephone: (319) 368-0357
          Telecopy No: (319) 368-0309

     with a copy to:

          Bradley & Riley, P.C.
          First Corporate Place
          100 First Street, S.W.
          Cedar Rapids, Iowa  52404
          Attention:  Byron G. Riley, Esq.
          Telephone:  (319) 363-0101
          Telecopy No.:  (319) 363-1045

When any Shareholder is the intended recipient, to David Showalter, the Shareholders' attorney-in-fact, at his address set forth beneath his signature on the signature pages hereto.

     A Party may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other Parties. Each notice transmitted in the manner described in this Article 13 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been
(i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by personal delivery) or the telecopier generated confirmation (if transmitted by telecopier) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

ARTICLE 14 -- BROKERAGE FEES; CERTAIN EXPENSES

     14.1 Brokerage Fee. Each of Sellers and Buyer agree to indemnify the other for and to hold the other Party harmless from, any claim or liability for any fee, commission, compensation or other payment by any broker, finder or similar agent who claims to have been, or in fact was engaged by or on behalf of it in connection with the transactions contemplated by the Agreement in accordance with the provisions of Article 10 hereof.

     14.2 Certain Expenses. Except as otherwise provided in this Agreement and regardless of whether the transactions contemplated by this Agreement are consummated, each Party agrees to pay all expenses, fees and costs (including, without limitation, legal and accounting expenses) incurred by it in connection with the transactions contemplated hereby.

ARTICLE 15 -- GOVERNING LAW; FORUM

     The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Connecticut (without giving effect to the laws, rules or principles of the State of Connecticut regarding conflicts of laws). Each Party agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement shall be commenced and prosecuted in a state court in the State of Connecticut or a federal court in the District of Connecticut. Each Party consents and submits to the non-exclusive personal jurisdiction of any such court in respect of any such proceeding. Each Party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any such court and any claim that it may now or hereafter have that any such proceeding in any such court has been brought in an inconvenient forum.

ARTICLE 16 -- BINDING EFFECT; ASSIGNMENT; THIRD PARTY BENEFICIARIES

     This Agreement shall be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall assign any of its rights or delegate any of its duties under this Agreement (by operation of law or otherwise) without the prior written consent of the other Parties. Any assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Parties shall be void. No person (including, without limitation, any employee of a Party) shall be, or be deemed to be, a third party beneficiary of this Agreement.

ARTICLE 17 -- ENTIRE AGREEMENT

     This Agreement together with the Exhibits and Schedules attached hereto and the agreements, certificates and instruments delivered pursuant hereto (including, without limitation, the provisions set forth in the Letter of Intent which by their terms are binding upon the parties thereto) constitutes the entire contract among the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by, between or among the Parties with respect to the subject matter hereof.

ARTICLE 18 -- FURTHER ASSURANCES

     At any time and from time to time after the Closing, each Party shall, at its own cost and expense, execute, deliver and acknowledge such other documents and take such further actions as may be reasonably requested by the other Party in order to fully consummate the transactions contemplated hereby.

ARTICLE 19 -- AMENDMENTS

     No addition to, and no cancellation, renewal, extension, modification or amendment of, this Agreement shall be binding upon a Party unless such addition, cancellation, renewal, extension, modification or amendment is set forth in a written instrument which states that it adds to, amends, cancels, renews, extends or modifies this Agreement and which is executed and delivered by each Party on behalf of each Party by an officer of such Party.

ARTICLE 20 -- WAIVERS

     No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered by such Party on behalf of such Party by an officer of such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

ARTICLE 21 -- HEADINGS

     The headings set forth in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

ARTICLE 22 -- SEVERABILITY

     If any provision of this Agreement shall be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

ARTICLE 23 -- RIGHTS AND REMEDIES

     All rights, powers and remedies afforded to a Party under this Agreement, by law or otherwise, shall be cumulative (and not alternative) and shall not preclude assertion or seeking by a Party of any other rights or remedies.

ARTICLE 24 -- CERTAIN DEFINITIONS

     As used herein, the word "person" shall include an individual and an entity of any kind.

ARTICLE 25 -- COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be an original but which together constitute one and the same instrument.

ARTICLE 26 -- ATTORNEY-IN-FACT

     Each Shareholder hereby appoints David Showalter as such Shareholder's attorney-in-fact and representative, to do any and all things and to execute any and all documents, in such Shareholder's name, place and stead, in any way which such Shareholder could do if personally present, in connection with this Agreement and the transactions contemplated hereby, including but not limited to, to amend, cancel, extend or waive any term of this Agreement, to bring claims for and defend claims against Liabilities pursuant to Article 10 of this Agreement and to enter into settlement negotiations for and to settle claims thereunder, and to accept notices pursuant to Article 13 of this Agreement. Each of the other Parties hereto shall be entitled to rely, as being binding upon such Shareholder, upon any document reasonably believed by it to be genuine and correct and to have been signed by the attorney-in-fact, and no other Party shall be liable to any Shareholder for any action taken or omitted to be taken by it on such reliance.

     IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written.


                                      Buyer:
                                      Starter Galt, Inc.


                                      By: /s/ Lawrence C. Longo, Jr.
                                         ---------------------------------------
                                      Name:   Lawrence C. Longo, Jr.
                                           -------------------------------------
                                      Title:  Treasurer
                                            ------------------------------------


                                      Sellers:
                                      Galt Sand Company


                                      By: /s/ G. Michael Hubsmith
                                         ---------------------------------------

                                      Name:   G. Michael Hubsmith
                                           -------------------------------------

                                      Title:  President
                                            ------------------------------------


                                      Galt Shop Company


                                      By: /s/ G. Michael Hubsmith
                                         ---------------------------------------

                                      Name:   G. Michael Hubsmith
                                           -------------------------------------

                                      Title:  President
                                            ------------------------------------


                                      Galt Sand Canada, Inc.


                                      By: /s/ G. Michael Hubsmith
                                         ---------------------------------------

                                      Name:   G. Michael Hubsmith
                                           -------------------------------------

                                      Title:  President
                                            ------------------------------------


                                      Danaggers Company


                                      By: /s/ G. Michael Hubsmith
                                         ---------------------------------------

                                      Name:   G. Michael Hubsmith
                                           -------------------------------------

                                      Title:  President
                                            ------------------------------------


                                      Shareholders:


                                       /s/ Von L. Elbert
                                      ------------------------------------------
                                      Name:    Von L. Elbert
                                      Address: 315 Andover Lane SE
                                               Cedar Rapids, IA 52403


                                       /s/ D. Peter Mathison
                                      ------------------------------------------
                                      Name:    D. Peter Mathison
                                      Address: 2075 Cottage Glen Road SE
                                               Cedar Rapids, IA 52405


                                       /s/ Steven R. Ehlert
                                      ------------------------------------------
                                      Name:    Steven R. Ehlert
                                      Address: 7230 Sandhurst Drive NW
                                               Cedar Rapids, IA 52405


                                       /s/ David A. Showalter
                                      ------------------------------------------
                                      Name:    David A. Showalter
                                      Address: 3109 Sue Lane NW
                                               Cedar Rapids, IA 52405


                                       /s/ Jeffrey B. Winter
                                      ------------------------------------------
                                      Name:    Jeffrey B. Winter
                                      Address: 1244 19th Ave SW
                                               Cedar Rapids, IA 52405

                                       /s/ William J. Schoeben
                                      ------------------------------------------
                                      Name:    William J. Schoeben
                                      Address: 17 Cottage Grove Woods SE
                                               Cedar Rapids, IA 52405


                                       /s/ Timothy W. Rischer
                                      ------------------------------------------
                                      Name:    Timothy W. Rischer
                                      Address: 1720 Morris Ave NW
                                               Cedar Rapids, IA 52405


                                       /s/ Ronald E. Schenck
                                      ------------------------------------------
                                      Name:    Ronald E. Schenck
                                      Address: 8385 Green Island
                                               Littleton, CO 80124


                                       /s/ Lawrence Elbert
                                      ------------------------------------------
                                      Name:    Lawrence Elbert
                                      Address:


                                       /s/ Leslie Kummerfeldt
                                      ------------------------------------------
                                      Name:    Leslie Kummerfeldt
                                      Address:


                                       /s/ Mark Kummerfeldt
                                      ------------------------------------------
                                      Name:    Mark Kummerfeldt
                                      Address:


                                       /s/ Rick Seger, V.P.
                                      ------------------------------------------
                                      Name:   The Irrevocable Elbert Children
                                              Trust, by Mercantile Bank, Trustee
                                      Address:


                                       /s/ Patricia J. McEnany
                                      ------------------------------------------
                                      Name:    Patricia J. McEnany
                                      Address:

                                       /s/ David E. Hein
                                      ------------------------------------------
                                      Name:    David E. Hein
                                      Address:

                                    EXHIBIT A

                                  BILL OF SALE

     KNOW ALL PERSONS BY THESE PRESENTS, that, pursuant to the Asset Purchase and Sale Agreement dated July 31, 1996 (the "Purchase Agreement"), by and among Starter Galt, Inc., a Delaware corporation ("Buyer"), Galt Sand Company, an Iowa corporation ("Galt Sand"), Galt Shop Company, an Iowa corporation ("Galt Shop"), Galt Sand Canada, Inc., a corporation organized under the laws of the province of Ontario, Canada ("Galt Canada"), Danaggers Company, an Iowa corporation ("Danaggers," and together with Galt Sand, Galt Shop and Galt Canada, "Sellers", and each, individually, a "Seller"), and the shareholders listed on Schedule 1 attached thereto, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers hereby sell, transfer, assign and deliver to Buyer all of Sellers' right, title and interest in and to all of the Purchased Assets (as defined in the Purchase Agreement) free and clear of all liens, claims and encumbrances of any kind or nature whatsoever (except the Permitted Liens (as defined in the Purchase Agreement)), TO HAVE AND TO HOLD such Purchased Assets unto Buyer, its successors and assigns, forever.

     Each Seller, jointly and severally, hereby represents and warrants that by this Bill of Sale it sells, transfers, assigns and delivers to Buyer all right, title and interest in and to such Purchased Assets and hereby, jointly and severally, covenants and agrees to defend the transfer, sale, assignment and delivery of such Purchased Assets to Buyer against each and every claim of superior title, right or interest therein or thereto.

     PROVIDED, HOWEVER, that this Bill of Sale shall not constitute an assignment, sublicense or an attempt to assign or sublicense any contract, agreement, bid, quotation or other arrangement to which Sellers are a party if the attempted assignment or sublicense thereof without the consent of the other party thereto, would constitute a breach thereof or would in any way impair the rights of Sellers or Buyer thereunder. Sellers will use their best efforts and cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such contract, agreement, quotation, bid or other arrangement.

     This Bill of Sale is delivered pursuant to the Purchase Agreement and is subject to the conditions, representations, warranties and covenants provided for therein.

     THIS BILL OF SALE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF IOWA WITHOUT GIVING EFFECT TO ITS LAWS, RULES OR PRINCIPLES REGARDING CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, each Seller has duly executed and delivered this Bill of Sale on the ____ day of August, 1996.

                                      GALT SAND COMPANY


                                      By:_______________________________________
                                         Name:
                                         Title:

                                      GALT SHOP COMPANY


                                      By:_______________________________________
                                         Name:
                                         Title:


                                      GALT SAND CANADA, INC.


                                      By:_______________________________________
                                         Name:
                                         Title:


                                      DANAGGERS COMPANY


                                      By:_______________________________________
                                         Name:
                                         Title:


                                       -3

                                    EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     ASSIGNMENT AND ASSUMPTION AGREEMENT, dated August __, 1996, by and among Galt Sand Company, an Iowa corporation ("Galt Sand"), Galt Shop Company, an Iowa corporation ("Galt Shop"), Galt Sand Canada, Inc., a corporation organized under the laws of the Province of Ontario, Canada ("Galt Canada"), Danaggers Company, an Iowa corporation ("Danaggers," and together with Galt Sand, Galt Shop and Galt Canada, "Assignors", and each, individually, an "Assignor"), and Starter Galt, Inc., a Delaware corporation ("Assignee").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Asset Purchase and Sale Agreement dated July 31, 1996 between Assignors, Assignee and the shareholders listed on Schedule 1 attached thereto (the "Purchase Agreement"), Sellers have sold to Buyer and Buyer has acquired from Sellers, simultaneously herewith, certain assets of the Sellers as more particularly described in the Purchase Agreement (as defined therein, the "Purchased Assets"); and

     WHEREAS, pursuant to the Purchase Agreement, Buyer is obligated to assume certain obligations and liabilities relating to the Purchased Assets, as more particularly described in the Purchase Agreement (as defined therein, the "Assumed Liabilities");

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors and Assignee, intending to be legally bound, hereby agree as follows:

     1. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     2. Assignors hereby assign and transfer to Assignee all of Assignors' obligations, right, title and interest in and to the Assumed Liabilities.

     3. Assignee hereby accepts such assignment and transfer, and assumes and agrees to pay, perform or discharge, as the case may be, the Assumed Liabilities.

     4. This Agreement shall not constitute an assignment or a transfer by Assignors or an acceptance by Assignee of the Retained Liabilities (as defined in the Purchase Agreement).

     5. This Agreement may not be modified, amended or supplemented, and no obligation hereunder may be waived or released, except pursuant to written instrument signed by the parties.

     6. This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the parties.

     7. This Agreement is delivered pursuant to the Purchase Agreement and is subject to the conditions, representations, warranties and covenants provided for therein.

     8. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT GIVING EFFECT TO ITS LAWS, RULES OR PRINCIPLES REGARDING CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement on the date and year first written above.


                                      ASSIGNORS:

ATTEST:                               GALT SAND COMPANY


______________________                By:_______________________________________
Name:                                    Name:
Title:                                   Title:


ATTEST:                               GALT SHOP COMPANY


______________________                By:_______________________________________
Name:                                    Name:
Title:                                   Title:


ATTEST:                               GALT SAND CANADA, INC.


______________________                By:_______________________________________
Name:                                    Name:
Title:                                   Title:

ATTEST:                               DANAGGERS COMPANY


______________________                By:_______________________________________
Name:                                    Name:
Title:                                   Title:



                                      ASSIGNEE:

ATTEST:                               STARTER GALT, INC.


______________________                By:_______________________________________
Name:                                    Name:
Title:                                   Title:

                                    EXHIBIT C

                                     FORM OF

                                    [SELLER]

                             SECRETARY'S CERTIFICATE

     I, Patricia J. McEnany, hereby certify that I am the duly elected, qualified and acting Secretary of [SELLER], an Iowa corporation (the "Company"), and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

          1. Attached hereto as Exhibit A is a true and complete copy of the Company's Articles of Incorporation, as amended. No amendment or other document relating to or affecting the Articles of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Iowa since _________.

          2. No proceeding for the amendment of the Company's Articles of Incorporation has been taken or is pending.

          3. No proceeding for the merger, consolidation or dissolution of the Company has been taken or is pending.

          4. Attached hereto as Exhibit B is a true and complete copy of the By-laws of the Company, as amended, as in full force and effect on the date hereof. No amendment to such By-laws has been approved or adopted by the Company's Board of Directors or shareholders since ____________.

          5. Attached hereto as Exhibit C are true and complete copies of (i) resolutions duly adopted by the Board of Directors of the Company by unanimous written consent dated July __, 1996, and (ii) resolutions duly adopted by the shareholders of the Company by unanimous written consent dated July __, 1996; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the shareholders of the Company and the Board of Directors of the Company, a committee thereof or a committee designated by the Board of Directors, relating to the execution and delivery of the Asset Purchase and Sale Agreement, dated as of July 31, 1996 among the Company, Galt Sand Company, Galt Shop Company, Galt Sand Canada, Inc., Danaggers Company, Starter Galt, Inc. and the shareholders listed on Schedule 1 attached thereto, and the transactions contemplated thereby;

          6. Each of the persons listed below is a duly elected, qualified and acting officer of the Company, holding the office or offices set forth opposite such person's name, and the signature appearing opposite the name of each such person is his genuine signature:

     Name                    Title                   Signature
     ----                    -----                   ---------

     Michael Hubsmith        President               ___________________________

     Von L. Elbert           Treasurer               ___________________________

     Patricia J. McEnany     Secretary               ___________________________

     IN WITNESS WHEREOF, I have hereunto signed my name this ____ day of August 1996.


                                       __________________________
[SEAL]                                 Name:  Patricia J. McEnany
                                       Title: Secretary

     I, Michael Hubsmith, the President of [SELLER], an Iowa corporation, hereby certify that Von L. Elbert is the duly elected, qualified and acting Treasurer and Pat McEnany is the duly elected, qualified and acting Secretary of [SELLER] and that the signature appearing above opposite their respective names are their genuine signatures.

     IN WITNESS WHEREOF, I have hereunto signed my name this ____ day of August 1996.

                                       __________________________
                                       Name:  Michael Hubsmith
                                       Title: President

                                                                       EXHIBIT A

                          ARTICLES OF INCORPORATION OF
                                    [SELLER]

                                                                       EXHIBIT B

                                   BY-LAWS OF
                                    [SELLER]

                                                                       EXHIBIT C

                            CORPORATE RESOLUTIONS OF
                     THE BOARD OF DIRECTORS AND SHAREHOLDERS
                                   OF [SELLER]

                                    EXHIBIT D

                                GALT SAND COMPANY
                                GALT SHOP COMPANY
                             GALT SAND CANADA, INC.
                                DANAGGERS COMPANY

                              OFFICER'S CERTIFICATE

     The undersigned, Michael Hubsmith, being the President of each of GALT SAND COMPANY, an Iowa corporation ("Galt Sand"), GALT SHOP COMPANY, ("Galt Shop"), an Iowa corporation, Galt Sand Canada, Inc., a corporation organized under the laws of the Province of Ontario, Canada ("Galt Canada"), and Danaggers Company, an Iowa corporation ("Danaggers", and together with Galt Sand, Galt Shop and Galt Canada, "Sellers", and each, individually, a "Seller"), pursuant to Article 6(j) of the Asset Purchase and Sale Agreement (the "Purchase Agreement") dated July 31, 1996, by and among Starter Galt, Inc., a Delaware corporation, Sellers and the Shareholders listed on Schedule 1 thereto, does hereby certify in the name of and on behalf of each Seller to the following:

     1. All of the representations and warranties of Sellers contained in the Purchase Agreement, the Related Seller Agreements (as defined in the Purchase Agreement) and in any written statement delivered by Sellers to Buyer pursuant to the Purchase Agreement and the Related Seller Agreements are true and correct as of the date hereof as though such representations and warranties were made on and as of the date hereof.

     2. Sellers have performed and complied with all covenants, obligations and undertakings required by the Purchase Agreement and the Related Seller Agreements to be performed or complied with by Sellers on or prior to the date hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ____ day of August, 1996.


                                       By:_________________________________
                                          Name:  Michael Hubsmith
                                          Title: President

                                    EXHIBIT E

                        Form of Sellers' Counsel Opinion


August __,1996


Starter Galt, Inc.
c/o Starter Corporation
370 James Street
New Haven, CT 06513

RE: Asset Purchase and Sale Agreement dated as of July 31, 1996 between Starter Galt, Inc., Galt Sand Company, Galt Shop Company, Danaggers Company, Galt Sand Canada Inc. and the shareholders listed on Schedule 1 attached thereto (the "Shareholders")

Ladies and Gentlemen:

We have acted as special counsel to (i) Galt Sand Company, an Iowa corporation ("Galt Sand"), (ii) Galt Shop Company, an Iowa corporation ("Galt Shop"), (iii) Danaggers Company, an Iowa corporation ("Danaggers"), and (iv) Galt Sand Canada Inc., a corporation organized under the laws of the province of Ontario, Canada ("Galt Canada," and together with Galt Sand, Galt Shop, and Danaggers, "Sellers," and each individually a "Seller"), in connection with the transactions contemplated by the Asset Purchase and Sale Agreement dated July 31, 1996, by and among Starter Galt, Inc., a Delaware corporation ("Buyer"), Sellers and the Shareholders, including the exhibits and schedules thereto (the "Purchase Agreement"). Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement. We are rendering this opinion pursuant to Article 6(l) of the Purchase Agreement.

In rendering this opinion, we have reviewed originals or copies of (i) the Purchase Agreement; (ii) the Related Seller Agreements; (iii) the Related Shareholder Agreements; (iv) the certificate of incorporation and bylaws of Sellers as amended to date; (v) records of corporate proceedings and stock records of Sellers relating to the matters discussed herein; (vi) certificates from officials of the State of Iowa as to the good standing of each of Galt Sand, Galt Shop and Danaggers, and a certificate from officials in the province of Ontario, Canada as to the good standing of Galt Canada; (vii) originals or copies certified or otherwise identified to our satisfaction of such other records, agreements, instruments and certificates of public officials and such information from officers of Sellers as we have deemed necessary and relevant as the basis of the opinions herein.

Starter Galt, Inc.
Page 2
August __, 1996


In our examination of such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures (other than Sellers and Shareholders signatures as set forth on the Purchase Agreement, Related Seller Agreements and Related Shareholders Agreements (as applicable), the authenticity of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such documents and the legal capacity of all natural persons. As to any facts material to the opinions herein, we have relied on certificates of public officials and certificates, oaths and declarations of the officers and other representatives of Sellers and on the statements of fact contained in the Purchase Agreement, the Related Seller Agreements and the Related Shareholder Agreements. Although we have relied on the foregoing documents, statements and certificates, nothing has come to our attention which would cause us to believe that such documents, statements and certificates are inaccurate in any material respect. When, in this opinion, we have used the phrase "to our knowledge," or other phrases of like import, we have not made any independent investigation of the applicable facts, but have relied on the representations made in the Purchase Agreement, the Related Seller Agreements and the Related Shareholder Agreements and in the certificates of the Sellers and its officers.

The opinions herein are subject to the following limitations and qualifications:

a. We express no opinion concerning any law other than the laws of the State of Iowa and the federal laws of the United States.

b. We have assumed the due authorization, execution and delivery by all parties of the Purchase Agreement, the Related Seller Agreements and the Related Shareholder Agreements, except for Sellers and the Shareholders (as applicable), and that all parties to the Purchase Agreement, the Related Seller Agreements and the Related Shareholder Agreements shall act in a commercially reasonable manner with respect to their rights and remedies thereunder.

c. We have assumed that there was no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of the Purchase Agreement, the Related Seller Agreements and the Related Shareholder Agreements.

d. We express no opinion as to the enforceability of certain waivers, rights and remedies set forth in the Purchase Agreement, the Related Seller Agreements and the Related Shareholder Agreements to the extent such waivers, rights or remedies may be limited by applicable state and federal laws or public policy, but in our opinion, such laws will not materially interfere with the practical realization of the benefits intended to be provided by the Purchase Agreement, the Related Seller

Starter Galt, Inc.
Page 3
August __, 1996


     Agreements and the Related Shareholder Agreements and failure to enforce such waivers, rights and remedies will not render any of the Purchase Agreement, the Related Seller Agreements and the Related Shareholder Agreements to be invalid as a whole.

e. We express no opinion with respect to the binding nature or enforceability of any of the terms of the Purchase Agreement, the Related Seller Agreements and the Related Shareholder Agreements to the extent that such terms may be limited or otherwise affected by (i) general principles of equity [regardless of whether considered in a proceeding in equity or at law) which, inter alia, may include a requirement that a creditor act with reasonableness and good faith, (ii) the unavailability of the remedies of specific performance or injunctive relief, (iii) principles of waiver and estoppel, (iv) judicial imposition of an implied covenant of good faith and fair dealing or (v) public policy.

f. We express no opinion on any contractual choice of law provision or the application of conflicts of laws, rules or principles.

g. We have assumed that all of the transactions contemplated by the Purchase Agreement, the Related Seller Agreements and the Related Shareholder Agreements to occur on or prior to, or at, the Closing will occur prior to, or substantially simultaneously with, the delivery of this opinion.

Based upon and subject to the foregoing, we are of the opinion that:

1. Galt Sand, Galt Shop and Danaggers are each corporations duly organized, validly existing and in good standing under the laws of the State of Iowa. Galt Canada is a corporation duly organized, validly existing and in good standing under the laws of the province of Ontario, Canada. Each Seller has all corporate power and authority necessary to (i) execute and deliver, and perform its obligations under, the Purchase Agreement and the Related Seller Agreements; (ii) consummate the transactions contemplated thereby;
     (iii) own, lease or use the properties owned, leased or used by it; and
     (iv) conduct the Business as presently conducted by it. Each Seller is duly qualified or licensed and in good standing as a foreign corporation authorized to do business under the laws of all jurisdictions in which the ownership of its assets or the conduct of its business require it to be so qualified or licensed.

Starter Galt, Inc.
Page 4
August __, 1996


2. The Shareholders own of record the outstanding shares of capital stock of Galt Sand as set forth opposite such Shareholder's name on Schedule 3.2 of the Purchase Agreement, in each case, to our knowledge, free and clear of any options, liens, trusts, encumbrances, security interests or claims of any kind. Galt Sand owns all of the issued and outstanding shares of capital stock of each of Galt Shop, Danaggers and Galt Canada. Galt Sand has no subsidiaries other than Galt Shop, Danaggers and Galt Canada and Galt Shop, Danaggers and Galt Canada have no subsidiaries. There exists no contract, agreement or arrangement for the issue or sale of any additional shares of the capital stock of Sellers and no option is outstanding for the purchase of any of the capital stock of Sellers, except as set forth on
     Schedule 3.2 of the Purchase Agreement.

3. The execution and delivery by Sellers of the Purchase Agreement and the Related Seller Agreements, the performance by Sellers of their respective obligations thereunder and the consummation by Sellers of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Sellers. The Purchase Agreement and the Related Seller Agreements constitute the legal, valid and binding obligations of Sellers, enforceable against them in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors generally and except that we render no opinion with respect to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any said remedy is considered in a proceeding at law or in equity).

4. All corporate proceedings required to be taken by Sellers at or before the Closing in connection with the Purchase Agreement and the Related Seller Agreements and the transactions contemplated thereby have been duly taken.

5. The execution and delivery by Sellers of the Purchase Agreement and the Related Seller Agreements, the performance by Sellers of their respective obligations thereunder and the consummation by Sellers of the transactions contemplated thereby will not (a) conflict with, result in any violation of or constitute a default under their respective Certificates of Incorporation or Bylaws, in each case as amended to date, (b) to our knowledge, constitute a default under, result in a violation or breach of, result in the cancellation or termination of, accelerate the performance required under or result in the creation of any lien, claim or encumbrance upon any of the Purchased Assets or properties of Sellers, pursuant to any contract, mortgage, guaranty, deed of trust, note, indenture, bond, lease,

Starter Galt, Inc.
Page 5
August __, 1996


     agreement or other instrument to which Sellers are a party or by which any of their respective properties are bound, except as set forth on Schedule
     3.5 of the Purchase Agreement, or (c) to our knowledge, result in a violation of or conflict with any law, ordinance, rule, regulation, order, writ, judgment, award, edict or decree applicable to Sellers, the Purchased Assets or the respective Businesses of Sellers.

6. Except as set forth in Schedule 3.5 of the Purchase Agreement, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, federal, state, local or other governmental or quasi-governmental authorities and instrumentalities of competent jurisdiction) by Sellers, (i) in connection with the execution and delivery of the Purchase Agreement and the Related Seller Agreements or the sale of the Purchased Assets by Sellers; (ii) in order for the Purchase Agreement and the Related Seller Agreements to constitute legal, valid and binding obligations of Sellers or to authorize or permit the consummation by Sellers of the transactions contemplated thereby; or (iii) to our knowledge, under or pursuant to any governmental or quasi-governmental permits, licenses, consents, authorizations or approvals held by or Issued to Sellers (including, without limitation, environmental, health, safety and operating permits and licenses) by reason of the Purchase Agreement and the Related Seller Agreements or the consummation of the transactions contemplated thereby.

7. Except as described In Schedule 3.19 of the Purchase Agreement, to our knowledge, there are no outstanding suits, actions, proceedings, investigations, audits, claims, orders, judgments, writs or awards presently pending or threatened against Sellers or with respect to the Business or any of the Purchased Assets or which question the validity of the Purchase Agreement or any action taken or to be taken by Sellers or Shareholders under the Purchase Agreement, the Related Seller Agreements or the Related Shareholder Agreements. To our knowledge, there are no final orders, judgments, writs or decrees presently outstanding against Sellers, the Purchased Assets or with respect to the Business.

8. Each of Sellers has full corporate power and corporate authority to sell, assign, transfer and deliver to Buyer the Purchased Assets. The transfer of the Purchased Assets will transfer good and valid title thereto to Buyer, free and clear of all liens, claims or encumbrances, except as provided in the Purchase Agreement.

Starter Galt, Inc.
Page 6
August __, 1996


9. To our knowledge, each of the Shareholders has the legal capacity and is otherwise authorized to execute and deliver the Purchase Agreement and the Related Shareholder Agreements.

10. To our knowledge, the Purchase Agreement and the Related Shareholder Agreements constitute legal, valid and binding obligations of each Shareholder enforceable against such Shareholder in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors generally and except that we render no opinion with respect to the effect or availability of rules of law governing a specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

11. To our knowledge, the execution and delivery of the Purchase Agreement and the Related Shareholder Agreements, the performance by each Shareholder of his or her obligations thereunder and the consummation by each Shareholder of the transactions contemplated thereby will not conflict with, result in a default under, result in a violation or breach of, any agreement, judgment or other instrument to which such Shareholder is a party or is otherwise bound and will not require the consent, approval or authorization of any third party.

Except as may be expressly stated herein, we express no opinion as to the factual accuracy of any certificate or determination that may be furnished or made by or on behalf of any party pursuant to the Purchase Agreement, the Related Seller Agreements and the Related Shareholder Agreements.

For all purposes of this opinion we have relied upon (without independent investigation) representations made to us by one or more officers or employees of Sellers and by the Shareholders, and nothing has come to our attention leading us to question the accuracy of such information. Without limiting the foregoing, we have not, for purposes of our opinions above, searched computerized data bases or the docket of any court, administrative agency or regulatory body or any tribunal, other than a UCC, judgment, lien search by National Code Corporation as of July 11, 1996. Any reference herein to "our knowledge," "known to us," "to our attention," or any variation of the foregoing shall mean the actual knowledge of the attorneys in this firm who have rendered substantive attention to this transaction (including the preparation of the Purchase Agreement), of the existence of any facts that would contradict our opinions set forth above. We have not undertaken any independent investigation to determine the existence or absence of such

Starter Galt, Inc.
Page 7
August __, 1996


facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Sellers.

The opinions set forth above are given as of the date hereof and we disallow any undertaking or obligation to advise you of any changes in law or any facts or circumstances that may hereafter occur or come to our attention that could effect such opinion. This opinion letter is delivered solely to you for your use in conjunction with the transaction contemplated by the Purchase Agreement. This opinion may not be relied upon by any other person or entity, or used, circulated, quoted, or otherwise referred to for any other purpose, without our prior written consent.

                                       Sincerely,


                                       BRADLEY & RILEY, P.C.



                                       Bradley G. Hart


BGH/mjc

                                    EXHIBIT F

                            FORM OF LOCK UP AGREEMENT

Starter Corporation
Starter Galt, Inc.
c/o Starter Corporation
370 James Street
New Haven, Connecticut  06513

     Re:  Lock-up Agreement

Ladies and Gentlemen:

     I am delivering this letter to you in connection with the proposed sale of substantially all of the assets of Galt Sand Company, an Iowa corporation ("Galt Sand"), Galt Shop Company, an Iowa corporation ("Galt Shop"), Galt Sand Canada, Inc., a corporation organized under the laws of the Province of Ontario, Canada ("Galt Canada"), Danaggers Company, an Iowa corporation ("Danaggers" , and together with Galt Sand, Galt Shop and Galt Canada, "Sellers", and each, individually, a "Seller") to Starter Galt, Inc., a Delaware corporation ("Buyer") in exchange for shares of the common stock, $.01 par value per share ("Common Stock"), of Starter Corporation ("Starter"), the parent corporation of Buyer, (such shares as defined in the Purchase Agreement as the Starter Shares and the Additional Shares, and collectively herein, the "Shares").

     In order to induce the Buyer to enter into the Asset Purchase and Sale Agreement dated as of July 31, 1996 by and among Buyer, Sellers and the shareholders listed on Schedule 1 attached thereto (the "Purchase Agreement"), I hereby agree that for a period of two (2) years following the Closing Date (as defined in the Purchase Agreement), I will not, without the prior written consent of Buyer directly or indirectly, offer to sell, sell, grant an option or other right for the purchase or sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of (pursuant to Rule 144 or Rule 145 under the Securities Act of 1933, as amended, or otherwise) (i) the Shares or any shares of Common Stock of Starter or any securities or other instruments or rights convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock of Starter issued in respect of the Shares (collectively, the "Securities"), which are now or hereafter registered in my name or beneficially owned by me, or (ii) any beneficial interest in any Securities.

     In order to ensure compliance with my covenants, I hereby consent to the placing of legends on certificates and instruments representing the Securities and the entry of stop-transfer orders with the transfer agent of Starter's Common Stock with respect to any and all of the Securities now or hereafter registered in my name or beneficially owned by me. My covenants shall be binding upon my successors, assigns, and personal or legal representatives.


Date: August __, 1996

                                       _________________________________________
                                       Name:



                                       _________________________________________
                                       Print Social Security Number or
                                       Taxpayer Identification Number

                                    EXHIBIT G

                                     FORM OF
                          CERTIFICATE OF SHAREHOLDER OF
                                GALT SAND COMPANY

     The undersigned, being a shareholder of GALT SAND COMPANY, an Iowa corporation ("Galt Sand"), pursuant to Article 6(q) of the Asset Purchase and Sale Agreement (the "Purchase Agreement") dated July 31, 1996, by and among the undersigned, Starter Galt, Inc., a Delaware corporation ("Buyer"), Galt Sand Company, an Iowa corporation ("Galt Sand"), Galt Shop Company, an Iowa corporation, Galt Sand Canada, Inc., a corporation organized under the laws of the Province of Ontario, Canada, Danaggers Company, an Iowa corporation, and the other shareholders listed on Schedule 1 attached thereto, do hereby certify to the following:

     1. All of the representations and warranties of the undersigned contained in the Purchase Agreement, the Related Shareholder Agreements (as defined in the Purchase Agreement) and in any written statement delivered by the undersigned to Buyer pursuant to the Purchase Agreement and the Related Shareholder Agreements are true and correct as of the date hereof as though such representations and warranties were made on and as of the date hereof.

     2. The undersigned has performed and complied with all covenants, obligations and undertakings required by the Purchase Agreement and the Related Shareholder Agreements to be performed or complied with by the undersigned on or prior to the date hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ____ day of August, 1996.


                                       _________________________________________
                                       Name:

                                                              KDW DRAFT  7/30/96

                                    EXHIBIT H

                               STARTER GALT, INC.

                          FORM OF OFFICER'S CERTIFICATE

     The undersigned, __________________, being the [Vice] President of STARTER GALT, INC., a Delaware corporation ("Buyer"), pursuant to Article 7(f) of the Asset Purchase and Sale Agreement (the "Purchase Agreement") dated July 31, 1996, by and among Buyer, Galt Sand Company, an Iowa corporation, Galt Shop Company, an Iowa corporation, Galt Sand Canada, Inc., a corporation organized under the laws of the Province of Ontario, Canada, Danaggers Company, an Iowa corporation, and the shareholders listed on Schedule 1 thereto, does hereby certify in the name of and on behalf of Buyer to the following:

     1. All of the representations and warranties of Buyer contained in the Purchase Agreement, the Related Buyer Agreements (as defined in the Purchase Agreement) and in any written statement delivered by Buyer to Sellers pursuant to the Purchase Agreement and the Related Buyer Agreements are true and correct as of the date hereof as though such representations and warranties were made on and as of the date hereof.

     2. Buyer has performed and complied with all covenants, obligations and undertakings required by the Purchase Agreement and the Related Buyer Agreements to be performed or complied with by Buyer on or prior to the date hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ____ day of August, 1996.


                                       By:______________________________________
                                          Name:
                                          Title: [Vice] President

                                    EXHIBIT I

                         FORM OF BUYER'S COUNSEL OPINION

                                          August __, 1996

Galt Sand Company
Galt Shop Company
Galt Sand of Canada, Inc.
Danaggers Company
c/o Galt Sand Company
951 32nd Street, S.W.
Cedar Rapids, Iowa  52404

     Re: Asset Purchase and Sale Agreement dated July , 1996 by and among Starter Galt, Inc., Galt Sand Company, Galt Shop Company, Galt Sand of Canada, Inc., Danaggers Company and the shareholders listed on
          Schedule 1 attached thereto

Ladies and Gentlemen:

     We have acted as special counsel to Starter Galt, Inc., a Delaware corporation ("Buyer"), in connection with the transactions contemplated by the Asset Purchase and Sale Agreement dated July ___, 1996 (the "Purchase Agreement"), by and among Buyer, Galt Sand Company, an Iowa corporation ("Galt Sand"), Galt Shop Company, an Iowa corporation ("Galt Shop"), Galt Sand of Canada, Inc., a corporation organized under the laws of the Province of Ontario, Canada ("Galt Canada"), Danaggers Company, an Iowa Corporation ("Danaggers", and together with Galt Sand, Galt Canada and Galt Shop, "Sellers", and each, individually, a "Seller"), and the shareholders listed on
Schedule 1 attached thereto (collectively, the "Shareholders", and each, individually, a "Shareholder"). Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement. We are rendering this opinion pursuant to Article 6(g) of the Purchase Agreement.

     In rendering this opinion, we have reviewed originals or copies of (i) the Purchase Agreement; (ii) the Related Buyer Agreements; (iii) the Certificate of Incorporation and By-Laws of Buyer as amended to date; (iv) records of corporate proceedings of Buyer relating to the matters discussed herein, as made available to us by Buyer; (iv) certificates from officials of the State of Delaware as to the good standing of Buyer; and (v) originals or copies certified or otherwise identified to our satisfaction of such other records, agreements,

Galt Sand Company
August __, 1996
Page 2


instruments and certificates of public officials and such information from officers of Buyer as we have deemed necessary and relevant as the basis of the opinions herein.

     In our examination of such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures (other than the signature of Buyer), the authenticity of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such documents and the legal capacity of all natural persons. As to any facts material to the opinions herein, we have relied on certificates of public officials and certificates, oaths and declarations of the officers and other representatives of Buyer and on the statements of fact contained in the Purchase Agreement and the Related Buyer Agreements. Although we have relied on the foregoing documents, statements and certificates, nothing has come to our attention which would cause us to believe that such documents, statements and certificates are inaccurate in any material respect. When, in this opinion, we have used the phrase "to our knowledge", or other phrases of like import, we have not made any independent investigation of the applicable facts, but have relied on the representations made in the Purchase Agreement and the Related Buyer Agreements and in the certificates of the Buyer and its officers.

     The opinions herein are subject to the following limitations and qualifications:

          (a) We express no opinion concerning any law other than the laws of the State of Connecticut, the corporate laws of the State of Delaware and the federal laws of the United States.

          (b) We have assumed the due authorization, execution and delivery by all parties of the Purchase Agreement and the Related Buyer Agreements, except for Buyer and that all parties to the Purchase Agreement and the Related Buyer Agreements shall act in a commercially reasonable manner with respect to their rights and remedies thereunder.

          (c) We have assumed that there was no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of the Purchase Agreement and the Related Buyer Agreements.

          (d) We express no opinion as to the enforceability of certain waivers, rights and remedies set forth in the Purchase Agreement and the Related Buyer

Galt Sand Company
August __, 1996
Page 3


     Agreements to the extent such waivers, rights or remedies may be limited by applicable state and federal laws or public policy, but in our opinion, such laws will not materially interfere with the practical realization of the benefits or security intended to be provided by the Purchase Agreement and the Related Buyer Agreements and failure to enforce such waivers, rights and remedies will not render the Purchase Agreement or the Related Buyer Agreements to be invalid as a whole.

          (e) We express no opinion with respect to the binding nature or enforceability of any of the terms of the Purchase Agreement and the Related Buyer Agreements to the extent that such terms may be limited or otherwise affected by (i) general principles of equity (regardless of whether considered in a proceeding in equity or at law) which, inter alia, may include a requirement that a creditor act with reasonableness and good faith; (ii) the unavailability of the remedies of specific performance or injunctive relief; (iii) principles of waiver and estoppel; (iv) judicial imposition of an implied covenant of good faith and fair dealing; or (v) public policy.

          (f) We express no opinion on any contractual choice of law or venue provision or the application of conflicts of laws rules or principles.

          (g) We have assumed that all of the transactions contemplated by the Purchase Agreement and the Related Buyer Agreements to occur on or prior to, or at, the Closing will occur prior to, or substantially simultaneously with, the delivery of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all corporate power and authority necessary to (i) execute and deliver, and perform its obligations under, the Purchase Agreement and Related Buyer Agreements; and (ii) consummate the transactions contemplated thereby.

     2. The execution and delivery by Buyer of the Purchase Agreement and the Related Buyer Agreements, the performance by Buyer of its obligations thereunder and the consummation by Buyer of the transactions contemplated thereby have been duly authorized by

Galt Sand Company
August __, 1996
Page 4


all necessary corporate action on the part of Buyer. The Purchase Agreement and the Related Buyer Agreements constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

     3. The execution and delivery by Buyer of the Purchase Agreement and the Related Buyer Agreements, the performance by Buyer of its obligations thereunder and the consummation by Buyer of the transactions contemplated thereby will not conflict with, result in any violation of or constitute a default under the Certificate of Incorporation of Buyer or the By-Laws of Buyer, in each case as amended to date, or to our knowledge, result in a violation or conflict with any law, ordinance, rule, regulation, order, writ, judgment, award, edict or decree applicable to Buyer.

     4. To our knowledge, there are no legal or governmental actions, proceedings or investigations pending against Buyer in respect of the Purchase Agreement or the transactions contemplated thereby.

     This opinion is rendered as of the date hereof. We have no obligation to update this letter or otherwise advise you with respect to events or circumstances arising after the date hereof.

     This opinion is furnished to you solely for your benefit in connection with the transactions contemplated by the Purchase Agreement. This opinion may not be relied upon by any other person or entity, or used, circulated, quoted, or otherwise referred to for any other purpose, without our prior written consent.

                                       Very truly yours,

                                    EXHIBIT J

                               STARTER GALT, INC.

                             SECRETARY'S CERTIFICATE

     I, Mark G. Sklarz, hereby certify that I am the duly elected, qualified and acting Secretary of STARTER GALT, INC., a Delaware corporation (the "Company"), and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

          1. Attached hereto as Exhibit A is a true and complete copy of the Company's Certificate of Incorporation, as amended. No amendment or other document relating to or affecting the Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since _________.

          2. No proceeding for the amendment of the Company's Articles of Incorporation has been taken or is pending.

          3. No proceeding for the merger, consolidation or dissolution of the Company has been taken or is pending.

          4. Attached hereto as Exhibit B is a true and complete copy of the By-laws of the Company, as amended, as in full force and effect on the date hereof. No amendment to such Bylaws has been approved or adopted by the Company's Board of Directors or stockholders since ____________.

          5. Attached hereto as Exhibit C are true and complete copies of resolutions duly adopted by the Board of Directors of the Company by unanimous written consent dated July __, 1996; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Board of Directors of the Company, a committee thereof or a committee designated by the Board of Directors, relating to the execution and delivery of the Asset Purchase and Sale Agreement, dated as of July 31, 1996 among the Company, Galt Sand Company, Galt Shop Company, Galt Sand Canada, Inc., Danaggers Company and the shareholders listed on Schedule 1 attached thereto, and the transactions contemplated thereby;

          6. Each of the persons listed below is a duly elected, qualified and acting officer of the Company, holding the office or offices set forth opposite such person's name, and the signature appearing opposite the name of each such person is his genuine signature:

     Name                    Title                Signature
     ----                    -----                ---------


                             President            ______________________________


                             Vice President       ______________________________


     Mark G. Sklarz          Secretary            ______________________________


     IN WITNESS WHEREOF, I have hereunto signed my name this ____ day of August 1996.


                                       ________________________________
[SEAL]                                 Name:  Mark G. Sklarz
                                       Title: Secretary


     I, __________________, the [Vice] President of STARTER GALT, INC., a Delaware corporation, hereby certify that Mark G. Sklarz is the duly elected, qualified and acting Secretary of STARTER GALT, INC. and that the signature appearing above opposite his name is his genuine signature.

     IN WITNESS WHEREOF, I have hereunto signed my name this ____ day of August 1996.

                                       ________________________________
                                       Name:
                                       Title: [Vice] President

                                                                       EXHIBIT A

                         CERTIFICATE OF INCORPORATION OF
                               STARTER GALT, INC.

                                                                       EXHIBIT B

                                   BY-LAWS OF
                               STARTER GALT, INC.

                                                                       EXHIBIT C

                            CORPORATE RESOLUTIONS OF
                            THE BOARD OF DIRECTORS OF
                               STARTER GALT, INC.

                                  SCHEDULE 1.2

                                 PERMITTED LIENS

1. Liens in favor of Firstar Bank Milwaukee, N.A. and Firstar Bank Iowa, N.A. to secure Galt Sand's obligations under the Revolving Loan and Security Agreement dated May 1, 1996 between Firstar Bank Milwaukee, N.A. through its Financial Services Division and Galt Sand.

2. Liens in favor of Firstar Bank Milwaukee, N.A. and Firstar Bank Iowa, N.A. to secure Galt Shop's obligations under the Revolving Loan and Security Agreement dated May 1, 1996 between Firstar Bank Milwaukee, N.A. through its Financial Service Division and Galt Shop.

3. Lien in favor of SunTrust Bank, Atlanta, f.k.a., Trust Company Bank on the accounts receivable of Galt Sand to secure Galt Sand's obligations under the Factoring Agreement dated June 26, 1987 between Trust Company Bank and Galt Sand.

4. Liens in favor of the lessors of the equipment described under Asset Class "GCLA" or "CLA" on Schedule 1.2(e) of this Agreement to secure Galt Sand's capital lease obligations.

5. Lien in favor of Olson Graphic Products, Inc. on the property listed on Schedule A to the consignment Stock Agreement dated March 29, 1995 between Olson Graphic Products, Inc. and Galt Sand.

6. Lien in favor of T.K. Gray, Inc. on certain consumable supplies owned by T.K. Gray, Inc. and located on the premises of Galt Sand.

                                  SCHEDULE 1.3

                                 EXCLUDED ASSETS

                      All of the capital stock of Galt Shop
                      All of the capital stock of Danaggers
                     All of the capital stock of Galt Canada

                                 SCHEDULE 1.7(b)

                              RETAINED LIABILITIES

     Any tax liabilities which may arise subsequent to the Closing as a result of an audit by any tax authority which relates to periods prior to or including the Closing which are not disclosed on the Projected Closing Date Balance Sheet.

     Any liabilities which relate to the matter set forth in paragraph 1 on
Schedule 3.20.

                                  SCHEDULE 6(N)

                          MATERIAL THIRD PARTY CONSENTS

1. Firstar Bank Milwaukee, N.A. and Firstar Bank Iowa, N.A. regarding the Revolving Loan and Security Agreement dated May 1, 1996 between Firstar Bank Milwaukee, N.A. through its Financial Services Division and Galt Sand.

2. Firstar Bank Milwaukee, N.A. and Firstar Bank Iowa, N.A. regarding the Revolving Loan and Security Agreement dated May 1, 1996 between Firstar Bank Milwaukee, N.A. through its Financial Services Division and Galt Shop.

3. SunTrust Bank, Atlanta, f.k.a., Trust Company Bank regarding the Factoring Agreement dated June 26, 1987 between Trust Company Bank and Galt Sand.

4. Lessors or sublessors pursuant to all of Sellers' leases or subleases in respect of Real Property.

5. National Football League Properties, Inc. regarding the Retail Licensing Agreement dated August 25, 1995 between National Football League Properties, Inc. and Galt Sand.

6. National Football League Properties, Inc. regarding the Retail Licensing Agreement dated May 22, 1995 between National Football League Properties, Inc. and Galt Sand.

7. Sam's Club regarding the Vendor Agreement between Sam's Club and Galt Sand.

8. Sears, Roebuck and Co. regarding the Vendor Agreement between Sears, Roebuck and Co. and Galt Sand.

9. Shareholders of each Seller.

10. Directors of each Seller.

[11. Mercantile Bank of Cedar Rapids regarding the Continuing Guaranty (Limited) by Galt Sand in favor of Mercantile Bank of Cedar Rapids.]

                                  SCHEDULE 9.7

                                LICENSE RENEWALS

                                   NFL License
             Significant College Licenses, listed on the attachment